Exhibit 10.2

EXECUTION COPY

SECURITY AGREEMENT

dated as of July 1, 2004

between

N-STAR REAL ESTATE CDO II LTD.,
as Issuer,

and

LaSALLE BANK NATIONAL ASSOCIATION,
as Trustee and as Accountholder

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TABLE OF CONTENTS

(continued)

Page

Section 6.01. Sale of Collateral Debt Securities	29
Section 6.02. Eligibility Criteria, Ramp-Up Criteria and Replacement Criteria	31
Section 6.03. Conditions Applicable to all Transactions	35
Section 6.04. Collateral Quality Tests	36
Section 6.05. Coverage Tests	37

ARTICLE VII SUBORDINATION	39
Section 7.01. Subordination	39

ARTICLE VIII HEDGE AGREEMENTS, INITIAL HEDGE AGREEMENT	42
Section 8.01. Hedge Agreement Provisions	42
Section 8.02. Initial Hedge Agreement	45
Section 8.03. Acknowledgement of Custodian	45

ARTICLE IX THE TRUSTEE AND ACCOUNTHOLDER	45
Section 9.01. Appointment and Powers	45
Section 9.02. Performance of Duties	45
Section 9.03. Reliance Upon Documents	46
Section 9.04. [Intentionally Omitted]	47
Section 9.05. [Intentionally Omitted]	45
Section 9.06. Indemnification	45
Section 9.07. Compensation and Reimbursement	48
Section 9.08. [Intentionally Omitted]	48
Section 9.09. Accounts	48
Section 9.10. Waiver of Setoffs	48
Section 9.11. Provision of Information	49

ARTICLE X COVENANTS OF THE ISSUER	49
Section 10.01. Preservation of Collateral	49
Section 10.02. Opinions as to Collateral	49
Section 10.03. Non-Interference; etc.	50

ARTICLE XI MISCELLANEOUS	50
Section 11.01. Amendments	50
Section 11.02. Notices	51
Section 11.03. Severability	51
Section 11.04. Term of This Agreement	52
Section 11.05. Assignments	52
Section 11.06. Non-Petition Agreement	52

ii

TABLE OF CONTENTS

(continued)

		Page

Section 11.07. Trial by Jury Waived		52
Section 11.08. Governing Law		53
Section 11.09. Consents to Jurisdiction		53
Section 11.10. Service of Process		53
Section 11.11. Time of Essence		53
Section 11.12. Counterparts		53
Section 11.13. Integration		54
Section 11.14. Headings		54
Section 11.15. Limited Recourse		54
Section 11.16. Payments in Accordance with the Priority of Payments		54
Section 11.17. Trustee and Its Affiliates		54
Section 11.18. Judgment Currency		54

ANNEX A	Steps Required For Delivery	Annex A-1
ANNEX B	Glossary of Certain Defined Terms	Annex B-1
ANNEX C	Specified Types	Annex C-1
SCHEDULE A	Collateral Debt Securities as of the Closing Date	Schedule A-1
SCHEDULE B	Temporary Ramp-Up Securities as of the Closing Date	Schedule B-1
SCHEDULE C	Auction Procedures	Schedule C-1
SCHEDULE D	S&P Recovery Rate Matrix	Schedule D-1
SCHEDULE E	S&P Industry Classification Group	Schedule E-1
SCHEDULE F	S&P Notching Criteria I	Schedule F-1
SCHEDULE G	S&P Notching Criteria II	Schedule G-1
SCHEDULE H	Moody’s Diversity Score	Schedule H-1
SCHEDULE I	Moody’s Recovery Rate Matrix	Schedule I-1
SCHEDULE J	Moody’s Notching Criteria	Schedule J-1
SCHEDULE K	Moody’s Industry Classification Groups	Schedule K-1
SCHEDULE L	Fitch Report	Schedule L-1
SCHEDULE M	Fitch Industry Classification Groups	Schedule M-1

iii

This SECURITY AGREEMENT (as amended from time to time, this “Agreement”) is made as of July 1, 2004 by and among N-Star Real Estate CDO II Ltd., a company incorporated under the laws of the Cayman Islands, as issuer (the “Issuer”), LaSalle Bank National Association, a national banking association (“LaSalle”), as trustee under the Trust Deed for and on behalf of the Secured Parties (in such capacity, the “Trustee”), and LaSalle as securities intermediary and depositary bank (in such capacity, the “Accountholder”).

RECITALS

1.             The Issuer intends to purchase for investment Collateral Debt Securities primarily consisting of CMBS Securities, REIT Debt Securities and Real Estate CDO Securities.

2.             In order to obtain funds for its purchases of the Collateral Debt Securities, the Issuer intends to issue on the date hereof (a) U.S.$236,000,000 aggregate principal amount of Class A-1 Floating Rate Senior Notes Due 2039 (the “Class A-1 Notes”), (b) U.S.$42,000,000 aggregate principal amount of Class A-2A Floating Rate Senior Notes Due 2039 (the “Class A-2A Notes”), (c) U.S.$15,000,000 aggregate principal amount of Class A-2B Fixed Rate Senior Notes Due 2039 (the “Class A-2B Notes”, and together with the Class A-2A Notes, the “Class A-2 Notes”, and together with the Class A-1 Notes and the Class A-2A Notes, the “Class A Notes”), (d) U.S.$12,000,000 aggregate principal amount of Class B-1 Floating Rate Senior Subordinate Notes Due 2039 (the “Class B-1 Notes”), (e) U.S.$14,000,000 aggregate principal amount of Class B-2 Floating Rate Senior Subordinate Notes Due 2039 (the “Class B-2 Notes”, and together with the Class B-1 Notes, the “Class B Notes”), (f) U.S.$24,000,000 aggregate principal amount of Class C-1 Floating Rate Subordinate Notes Due 2039 (the “Class C-1 Notes”), (g) U.S.$6,000,000 aggregate principal amount of Class C-2A Floating Rate Subordinate Notes Due 2039 (the “Class C-2A Notes”), (h) U.S.$16,000,000 aggregate principal amount of Class C-2B Fixed Rate Subordinate Notes Due 2039 (the “Class C-2B Notes”, and together with the Class C-2A Notes, the “Class C-2 Notes”, and together with the Class C-1 Notes and the Class C-2A Notes, the “Class C Notes”) (i) U.S.$15,000,000 aggregate principal amount of Class D Fixed Rate Subordinate Notes Due 2039 (the “Class D Notes”), and (j) U.S.$20,000,000 aggregate principal amount of Class E Subordinate Income Notes Due 2039 (the “Class E Subordinate Income Notes”) pursuant to the Trust Deed.

3.             N-Star Real Estate CDO II Corp., a company organized under the laws of the State of Delaware (the “Co-Issuer”, and together with the Issuer, the “Co-Issuers”) will co-issue the Class A Notes, the Class B Notes and the Class C Notes. The Class D Notes and the Class E Subordinate Income Notes will be obligations of the Issuer only.

4.             In order to provide security for the performance by each of the Co-Issuers of all of their obligations to pay to the Secured Parties amounts payable in respect of such Notes in accordance with their terms and the terms of the Note Agency Agreement, the Trust Deed and the other Transaction Documents, the Issuer has agreed to Grant to the Trustee, on behalf and for the benefit of the Secured Parties, a security interest in the Collateral (as defined herein) in the manner set forth in this Agreement.

AGREEMENTS

In consideration of the premises and of the agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the Issuer, the Trustee and the Accountholder hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.          Definitions. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Glossary of Certain Defined Terms attached as Annex B hereto (the “Glossary”).

Section 1.02.          Assumptions as to Collateral Debt Securities.

(a)           In connection with all calculations required to be made pursuant to this Agreement with respect to Scheduled Distributions on any Collateral Debt Security, or any payments on any other assets included in the Collateral, and with respect to the income that can be earned on Scheduled Distributions on such Collateral Debt Securities and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.02 shall be applied.

(b)           All calculations by or on behalf of the Trustee or the Issuer with respect to Scheduled Distributions on the Collateral Debt Securities shall be made on the basis of information as to the terms of each such Collateral Debt Security and upon report of payments, if any, received on such Collateral Debt Security that are furnished by or on behalf of the issuer of such Collateral Debt Security and, to the extent they are not manifestly in error, such information or report may be conclusively relied upon in making such calculations.

(c)           Each Scheduled Distribution receivable with respect to a Collateral Debt Security shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account and, except as otherwise specified, to earn interest at the Assumed Investment Rate; provided, however, that if the nominal due date for any payment on any Collateral Debt Security or Eligible Investment occurs on a day during a Due Period that is not a business day under the applicable Underlying Instrument and as a result such payment is paid and received in the following Due Period, then such payment shall be deemed to have been received during the Due Period in which such nominal due date falls if such payment is timely made in accordance with the related Underlying Instrument. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for transfer to the Note Payment Account and application, in accordance with the terms hereof, of the Notes and of the Trust Deed, to payments on the Notes or other amounts payable pursuant to this Agreement.

(d)           For accounting and reporting purposes only, for each Collateral Debt Security that bears interest based on an index, all calculations involving such index for the then-current period shall be assumed to be equal to the then-current rate as had been set in accordance with the terms of the Collateral Debt Security and all calculations involving such floating rate index for future periods shall be assumed to be equal to the applicable floating rate on the relevant Measurement Date.

(e)           For purposes of calculating the Class A Interest Coverage Ratio, the Class B Interest Coverage Ratio, the Class C Interest Coverage Ratio and the Class D Interest Coverage Ratio, and for purposes of the Replacement Criteria and the Ramp-Up Criteria, the expected interest income on floating rate Collateral Debt Securities and the expected interest payable on the Notes will be calculated using the then-current interest rates applicable thereto and expected interest earned on the Eligible Investments will be calculated using the then-current interest rate applicable thereto.

(f)            With respect to any Collateral Debt Security as to which any interest or other payment thereon is subject to withholding tax of any relevant jurisdiction, each Scheduled Distribution thereon shall, for purposes of the Coverage Tests and the Collateral Quality Tests, be deemed to be payable net of such withholding tax unless the issuer thereof or obligor thereon is required to make additional payments to fully compensate the Issuer for such withholding taxes (including in respect of any such additional payments). On any date of determination, the amount of any Scheduled Distribution due on any future date shall be assumed to be made net of any such uncompensated withholding tax based upon withholding tax rates in effect on such date of determination.

(g)           Unless otherwise provided herein, test calculations that evaluate to a percentage shall be rounded to the nearest ten-thousandth and test calculations that evaluate to a number or decimal will be rounded to the nearest one-hundredth.

(h)           All calculations required to be made and all reports which are to be prepared pursuant to this Security Agreement with respect to the Collateral Debt Securities, shall be made on the basis of the date on which the Issuer makes a commitment to purchase or sell an asset (the “trade date”), not the settlement date

Section 1.03.           Generic Terms. The terms “hereof” , “herein” or “hereunder”, unless otherwise modified by more specific reference, shall refer to this Agreement in its entirety. Unless otherwise indicated in context, the terms “Article”, “Section”, “Appendix”, “Exhibit” or “Annex” shall refer to an Article or Section of, or Appendix, Exhibit or Annex to, this Agreement. The definition of a term shall include the singular, the plural, the past, the present, the future, the active and the passive forms of such term. The words “include”, “including” and “included” shall be illustrative and shall not imply any limitation or exclusion unless the context clearly indicates otherwise.

Section 1.04.           Times. All times referred to herein shall be to times in the City of New York, unless otherwise expressly stated herein.

ARTICLE II

THE COLLATERAL

Section 2.01.          Security Interests.

(a)           Grant to the Trustee on behalf and for the benefit of the Secured Parties. In order to secure the full and punctual payment, and the performance by the Issuer, of all of the Issuer’s obligations with respect to the Notes, this Agreement, the Note Agency Agreement, the Trust Deed and each Hedge Agreement and to secure the performance of all obligations of the Issuer under this Agreement and the other Transaction Documents in favor of (i) the Trustee for itself and on behalf of the Noteholders, (ii) the Collateral Advisor and (iii) each Hedge Counterparty (collectively, the “Secured Parties”), the Issuer hereby Grants to the Trustee on behalf and for the benefit of the Secured Parties, as their respective interests may appear, subject to the provisions of this Agreement, a continuing first priority Lien on, and first priority security interest in, all of its right, title and interest in, to and under all of the assets of the Issuer, whether now owned and existing or hereafter acquired or arising and wherever located, but excluding all of the Issuer’s right, title and interest in and to the Ordinary Shares Account and any amounts on deposit therein, which will equal the sum of U.S.$2,000, representing (1) the paid up share capital of the Issuer resulting from the issuance of the Ordinary Shares (U.S.$1,000) under the Articles and (2) the fee paid to the Issuer for issuing the Notes (U.S.$1,000) (all non-excluded assets being collectively referred to as the “Collateral”); provided that the Collateral shall include, without limitation, the following:

(i)              the Collateral Account, including all Collateral Debt Securities (listed, as of the Closing Date, in Schedule A (including Temporary Ramp-Up Securities listed in Schedule B) and, as of the Effective Date, in a schedule to be provided by the Issuer to the Trustee) which the Issuer causes to be delivered to the Trustee for the benefit and on behalf of the Secured Parties (directly or through a Securities Intermediary or bailee) and all payments thereon or with respect thereto, and all Collateral Debt Securities that are delivered to the Trustee in the future pursuant to the terms hereof and all payments thereon or with respect thereto;

(ii)             the Payment Account, the Interest Reserve Account, the Expense Reserve Account, the Hedge Termination Receipts Account, the Hedge Replacement Account and the Collection Account (collectively with the Collateral Account, the “Accounts”);

(iii)            Eligible Investments purchased with funds on deposit in any Account and all funds on deposit in any Account and all income from the investments of funds in any Account;

(iv)            all Cash or Money delivered to the Trustee for the benefit of the Trustee (directly or through a Securities Intermediary or bailee);

(v)             all the Issuer’s rights under each Hedge Agreement (including any collateral pledged for the benefit of the Issuer thereunder) and all payments thereunder or with respect thereto;

(vi)            all the Issuer’s rights under the Collateral Advisory Agreement and the Collateral Administration Agreement;

(vii)           all Securities, Security Entitlements, Instruments, Money and Investment Property and other property of any type or nature in which the Issuer has an interest, including any part thereof which consists of General Intangibles; and

(viii)          all proceeds, accessions, profits, income, substitutions and replacements, whether voluntary or involuntary, of and to any property in which the Issuer has granted such security interest.

Such Grants are made, however, in trust to secure the Notes equally and ratably without prejudice, priority or distinction, except as expressly provided in this Agreement, between any Note and any other Note by reason of difference in time of issuance or otherwise, and to secure in accordance with the priorities set forth in this Agreement (i) the payment of all amounts due on the Notes in accordance with their terms, (ii) the payment of all other sums payable under this Agreement and all amounts payable to the Collateral Advisor under the Collateral Advisory Agreement and each Hedge Counterparty under a Hedge Agreement and (iii) compliance with the provisions of this Agreement, the Collateral Advisory Agreement and each Hedge Agreement, all as provided in this Agreement. The Trustee, on behalf of the Secured Parties, acknowledges such Grant, accepts the trusts hereunder and agrees to perform the duties herein in accordance with the provisions hereof.

(b)           Priorities. The Issuer intends, and the Trustee agrees, that the security interests in the Collateral securing the Issuer’s obligations with respect to the Notes and performance of all its obligations under this Agreement in favor of the Trustee for the benefit of the Secured Parties shall rank pari passu with each other, shall be prior to all other Liens in respect of the Collateral, subject to the terms of this Agreement, and shall be subject to the Priority of Payments. The Issuer shall take all actions necessary to obtain and maintain, in favor of the Trustee for the benefit of the Secured Parties, a first priority Lien on and a first priority perfected security interest in the Collateral, subject to no other Liens.

(c)           Holding of Collateral. The Trustee, for the benefit and on behalf of the Secured Parties, acknowledges the Grant of the security interests under this Agreement in accordance with the provisions of this Agreement. The Collateral in the form of Securities, Security Entitlements, Instruments and Money shall be held by the Accountholder for the Trustee for the benefit and on behalf of the Secured Parties pursuant to the Account Control Agreement and the Accountholder shall comply with any instruction given by the Trustee. If so directed in writing by the Issuer, the Trustee shall, and in any event shall cause the Accountholder to, hold and perfect the security interest in the Collateral. Except as provided herein, no Collateral may be withdrawn from the Accounts.

(d)           Delivery of Portfolio Collateral. Collateral Debt Securities acquired prior to or on the Closing Date shall be delivered by, or at the direction of, the Issuer to the Trustee on or before the Closing Date in accordance with Annex A hereto, and the Collateral Debt Securities which the Issuer has on or before the Closing Date committed to purchase but which will not have settled on or before the Closing Date, and any additional Collateral Debt Securities or Substitute Collateral Debt Securities acquired by the Issuer after the Closing Date, shall be delivered by, or at the direction of, the Issuer to the Trustee when acquired in accordance with Annex A hereto. The Issuer shall Grant pursuant to Section 2.01(a) all of the Issuer’s right, title and interest in and to the Collateral Debt Securities and deliver the Collateral Debt Securities in accordance with the requirements set forth in Annex A hereto in order to perfect a first priority security interest in favor of the Trustee on behalf and for the benefit of the Secured Parties. If any such Collateral Debt Securities are held through the Accountholder, delivery shall be deemed to have occurred upon receipt of evidence satisfactory to the Trustee that such Collateral Debt Securities have been credited to the Collateral Account in accordance with Annex A hereto.

(e)           Financing Statements. The Issuer shall cause a UCC financing statement describing the Collateral and naming the Issuer as debtor and the Trustee as secured party to be filed, by or on behalf of the Issuer, in the District of Columbia within ten (10) Business Days of the Closing Date. The Issuer shall take all actions necessary to maintain the effectiveness of such financing statement and shall notify the Trustee in writing not less than thirty (30) days prior to any change in the Issuer’s name, identity, corporate structure, jurisdiction of incorporation or jurisdiction of its chief executive office. The Issuer hereby authorizes the Trustee to, and the Trustee shall upon receipt of an Opinion of Counsel as to the necessity of such filing, file such additional financing statement or any other financing statement, amendment, assignment or continuation statement that the Issuer shall deem necessary or advisable in connection with the security interest Granted hereunder, including, without limitation, financing statements describing the Collateral. The Issuer agrees that it will from time to time cause to be filed financing statements and continuation statements required to be made, it being understood that the Trustee shall be entitled to rely upon an Opinion of Counsel as to the need to file such financing statements and continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made. The Issuer shall not without the written consent of the Trustee (which consent shall not be unreasonably withheld or delayed) authorize the filing of any financing statements naming it as debtor other than financing statements in favor of the Trustee.

(f)            Pledge Notices. Concurrently with the execution and delivery by the Issuer of the Transaction Documents, the Issuer shall deliver to each of the Accountholder, Trustee, each Paying Agent, each Hedge Counterparty and the Collateral Advisor, a notice in form and substance satisfactory to the Trustee informing such Persons of the Trustee’s charge over, and security interest in, the Hedge Agreements and all of the Issuer’s right, title and interest in, to and under the Collateral Advisory Agreement and the Collateral Administration Agreement. Each Hedge Counterparty shall, by entering into such agreement, acknowledge that the Lien of this Agreement extends to such agreement.

(g)           No Transfer of Duties. The security interests are Granted as security only and shall not (i) transfer or in any way affect or modify, or relieve the Issuer from any obligation to perform or satisfy, any term, covenant, condition or agreement to be performed or satisfied by the Issuer under or in connection with this Agreement or any other Transaction Document to which it is a party or (ii) impose any obligation on the Trustee, the Collateral Advisor or the Accountholder to perform or observe any such term, covenant, condition or agreement or impose any liability on the Trustee, the Collateral Advisor or the Accountholder for any act or omission on the part of the Issuer relative thereto or for any breach of any representation or warranty on the part of the Issuer contained therein or made in connection therewith.

(h)           Representative of Noteholders Only; Agent for All Other Secured Parties. With respect to the security interests created hereunder, the pledge of any item of Collateral to the Trustee is made to the Trustee (i) for the benefit of itself as representative of the Noteholders and (ii) as agent for each of the other Secured Parties; in furtherance of the foregoing, the possession by the Trustee of any item of Collateral, the endorsement to or registration in the name of the Trustee of any item of Collateral (including as entitlement holder of the Collateral Account) are all undertaken by the Trustee for the benefit of itself as representative of the Noteholders and as agent for each of the other Secured Parties. The Trustee shall have no fiduciary duties to any Hedge Counterparty or the Collateral Advisor; provided that the foregoing shall not limit any of the express obligations of the Trustee under this Agreement.

(i)            The Issuer hereby agrees, and hereby undertakes to obtain the agreement of the Collateral Advisor, in the Collateral Advisory Agreement to the following:

(i)              The Collateral Advisor consents to, and agrees to perform, the provisions of this Agreement and the other Transaction Documents applicable to the Collateral Advisor.

(ii)             The Collateral Advisor acknowledges that the Issuer is assigning all of its right, title and interest in, to and under the Collateral Advisory Agreement to the Trustee on behalf and for the benefit of the Secured Parties, and the Collateral Advisor agrees that all of the representations, covenants and agreements made by the Collateral Advisor in the Collateral Advisory Agreement are also for the benefit of the Secured Parties.

(iii)            Neither the Issuer nor the Collateral Advisor will enter into any agreement amending, modifying or terminating the Collateral Advisory Agreement (other than in respect of an amendment or modification of the type that may be made to this Agreement and the Trust Deed without Noteholder consent) or selecting or consenting to a successor collateral advisor, without prior written notice to the Requisite Noteholders and Rating Agency Confirmation.

(iv)            Except as otherwise set forth in the Collateral Advisory Agreement, the Collateral Advisor shall continue to serve as Collateral Advisor under the Collateral Advisory Agreement notwithstanding that the Collateral Advisor shall not have received amounts due it under the Collateral Advisory Agreement because sufficient funds were not then available to pay such amounts and the Collateral Advisor agrees not to cause the filing of a petition in bankruptcy against the Issuer for the non-payment to the Collateral Advisor until the later of (A) payment in full of all Notes issued under the Trust Deed, in accordance with the Priority of Payments plus ten (10) days following such payment, and (B) the expiration of a period equal to the applicable preference period under any applicable bankruptcy law; provided that nothing in this clause (B) shall preclude, or be deemed to estop, the Collateral Advisor (1) from taking any action prior to the expiration of the ten (10) days following such payment or, if longer, the applicable preference period then in effect, in (x) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer, as the case may be, or (y) any involuntary insolvency proceeding filed or commenced against the Issuer or the Co-Issuer, as the case may be, by a Person other than the Collateral Advisor or (2) from commencing against the Issuer or the Co-Issuer or any properties of the Issuer or the Co-Issuer any legal action that is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding; and provided, further, that the obligations of the Issuer hereunder shall be payable solely from the Collateral in accordance with the Priority of Payments.

(j)            Trustee as Attorney-In-Fact. Without imposing any obligations on the Trustee with respect thereto (other than as set forth in this Agreement), the Issuer hereby appoints the Trustee as its attorney-in-fact for the specific purpose of filing any financing statements and continuation statements with respect to the security interests provided for herein.

Section 2.02.          Creation of Security Interest: Transfer of Control. The Issuer hereby agrees to (a) create in each item of Collateral in favor of the Trustee on behalf and for the benefit of the Secured Parties a first priority Lien on the Collateral Granted pursuant to Section 2.01(a) and (b) give Control over each item of the Collateral constituting a Financial Asset to the Trustee. The obligation in the preceding sentence shall be an obligation of the Issuer and not an obligation of the Trustee or the Accountholder. All procedures regarding the transfer, relinquishment or maintenance of Control by the Trustee over the Collateral shall be governed by the Account Control Agreement and Annex A hereto. The parties hereto agree that, following the occurrence of any Event of Default, the Trustee shall be entitled to take all appropriate actions on behalf of the Secured Parties as described in Section 9.01.

Section 2.03.          Termination of Security Interests. On the Final Termination Date, the security interests and the rights, remedies, powers, duties, authority and obligations conferred upon the Trustee for the benefit and on behalf of the Secured Parties and the Accountholder pursuant to this Agreement shall terminate and be of no further force and effect and all rights, remedies, powers, duties, authority and obligations of the Trustee and the Accountholder with respect to the Collateral shall be automatically released in favor of the Issuer; provided, however, that each of the Trustee and the Accountholder, if requested in writing by the Issuer, shall execute and deliver such instruments of release in favor of the Issuer as the Issuer may reasonably request to effectuate such release, and any such instruments so executed and delivered shall be fully binding on each of the Trustee and the Accountholder.

Section 2.04.          Priority of Payments. All amounts received in respect of the Collateral (whether by payments or by sale or other disposition) that are available for distribution shall be distributed in accordance with the Priority of Payments set forth herein.

Section 2.05.          Representations Regarding Collateral. The Issuer, as of the date hereof (and, as of the date of each acquisition of any Collateral), represents and warrants to the following:

(a)           This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Trustee on behalf and for the benefit of the Secured Parties, which security interest is prior to all other Liens and security interests, and is enforceable as such as against creditors of and purchasers from the Issuer and, upon delivery of the Collateral Debt Securities in accordance with the requirements set forth in Annex A hereto and filing of the appropriate financing statements in the appropriate filing offices, the Lien and security interest created by this Agreement shall be a perfected first priority security interest in favor of the Trustee for the benefit of the Secured Parties.

(b)           The Issuer owns and has good and marketable title to the Collateral free and clear of any Liens, claims, encumbrances or defects of any nature whatsoever except for those which are being released on the Closing Date or on the date of purchase by the Issuer or those created pursuant to or contemplated under this Agreement and encumbrances arising from due bills, if any, with respect to interest, or a portion thereof, accrued on any Collateral Debt Security prior to the first payment date and owed by the Issuer to the seller of such Collateral Debt Security.

(c)                                  The Issuer has acquired its ownership in each such Collateral Debt Security, or will acquire in the case of any Collateral Debt Securities which the Issuer has on or before the Closing Date committed to purchase but which will not have settled on or before the Closing Date or any additional Collateral Debt Securities or Substitute Collateral Debt Securities acquired by the Issuer after the Closing Date, in good faith without notice of any adverse claim, except as described in paragraph (b) above.

(d)                                 The Issuer (i) has delivered each such Collateral Debt Security, or will deliver any Collateral Debt Securities which the Issuer has on or before the Closing Date committed to purchase but which will not have settled on or before the Closing Date or any additional Collateral Debt Securities or Substitute Collateral Debt Securities acquired by the Issuer after the Closing Date, to the Trustee in accordance with Annex A hereto and (ii) has not assigned, pledged, sold, Granted a security interest in or otherwise encumbered any interest in such Collateral Debt Security other than interests Granted pursuant to this Agreement;

(e)                                  The Issuer has full right to Grant all security interests Granted herein.

(f)                                    All Collateral is comprised of either “securities”, “instruments”, “tangible chattel paper”, “accounts”, “security entitlements” or “general intangibles”, in each case as defined in the applicable UCC.

(g)                                 Each of the Accounts, and all subaccounts thereof, constitute Securities Accounts.

(h)                                 All items of the Collateral that constitute Security Entitlements have been and will have been credited to one of the Securities Accounts. The securities intermediary for each of the Accounts has agreed to treat all assets credited to the Securities Accounts as financial assets under the applicable UCC.

(i)                                     Other than the security interest Granted to the Trustee on behalf and for the benefit of the Secured Parties pursuant to this Agreement, the Issuer has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement relating to the security interest Granted to the Trustee on behalf and for the benefit of the Secured Parties hereunder or that has been terminated. The Issuer is not aware of any judgment, Pension Benefit Guarantee Corporation lien or tax lien filings against it.

(j)                                     The Issuer has caused or will have caused, within ten (10) days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral Granted to the Trustee on behalf and for the benefit of the Secured Parties hereunder that constitutes chattel paper, instruments, accounts, securities entitlements or general intangibles under the applicable UCC, if any.

(k)                                  The Trustee or the Accountholder has in its possession all original copies of the instruments that constitute or evidence the Collateral, if any. The instruments, loan agreements and leases that constitute or evidence the Collateral do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee on behalf and for the benefit of the Secured Parties. All financing statements filed or to be filed against the Issuer in favor of the Trustee on behalf and for the benefit of the Secured Parties in connection herewith describing the Collateral contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Trustee on behalf and for the benefit of (A) itself and for the benefit of the Noteholders, (B) the Collateral Advisor and (C) each Hedge Counterparty.”

(1)                                  The authoritative copy of any chattel paper that constitutes or evidences the Collateral, if any, has been communicated to the Trustee and has no marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Trustee on behalf and for the benefit of the Secured Parties.

(m)                               The Issuer has received or will receive all consents and approvals required by the terms of the underlying loan agreement, indenture or other underlying documentation, if any, relating to the Collateral to the transfer to the Trustee on behalf and for the benefit of the Secured Parties of its interest and rights in the Collateral hereunder.

(n)                                 The Issuer, the Accountholder and the Trustee have entered into the Account Control Agreement pursuant to which the Accountholder has agreed to comply with all instructions originated by the Trustee relating to the Accounts without further consent by the Issuer.

(o)                                 None of the Accounts is in the name of any person other than the Trustee, held on behalf and for the benefit of the Secured Parties. The Issuer has not consented to the Trustee or the Accountholder maintaining any of the Accounts to comply with entitlement orders or instructions of any Person other than the Trustee.

(p)                                 Notwithstanding any other provision of this Agreement or any other related Transaction Document, the representations in this Section 2.05 shall be continuing and deemed to be updated on any day a new item of Collateral is acquired, and remain in full force and effect until such time as all obligations under this Agreement, the Trust Deed, the Note Agency Agreement and the Notes have been finally and fully paid and performed.

(q)                                 The parties to this Agreement (i) shall not, without obtaining a Rating Agency Confirmation, waive any of the representations in this Section 2.05; (ii) shall provide each of the Rating Agencies with prompt written notice of any breach of the representations contained in this Section 2.05 upon becoming aware thereof; and (iii) shall not, without obtaining a Rating Agency Confirmation (as determined after any adjustment or withdrawal of the ratings following notice of such breach), waive a breach of any of the representations in this Section 2.05.

ARTICLE III

RAMP-UP PERIOD PURCHASES AND EFFECTIVE DATE ACTIONS

Section 3.01.                             Closing Date Requirements. The Issuer hereby represents and warrants to the Trustee on behalf and for the benefit of the Secured Parties that as of the Closing Date (i) it will comply with the Collateral Quality Tests and the Coverage Tests and (ii) it will have acquired Collateral Debt Securities in an aggregate Principal Balance representing at least U.S.$350,000,000 million.

Section 3.02.                             Ramp-Up Period Purchases.

(a)                                  Any portion of the net proceeds of the issuance of the Notes that are not applied to pay for (or reserved to pay for) the purchase of all Collateral Debt Securities on the Closing Date and the Issuer’s organizational expenses and expenses related to the issuance of the Notes will be deposited in the Collection Account on the Closing Date for the purchase of additional Collateral Debt Securities during the Ramp-Up Period. The Issuer is required to use reasonable efforts to purchase, or to enter into binding agreements to purchase, Collateral Debt Securities such that the aggregate Principal Balance of all Collateral Debt Securities purchased by the Issuer by the end of the Ramp-Up Period is at least U.S.$400 million. Any portion of the net proceeds of the issuance of the Notes that are not applied to the purchase of Collateral Debt Securities on the Closing Date or during the Ramp-Up Period, shall be Collateral Principal Collections and shall be applied by the Issuer to the making of payments on the Notes, subject to and in accordance with the Priority of Payments, on the Payment Date immediately following the Effective Date.

(b)                                 During the Ramp-Up Period, subject to the requirements of Article VI, the Issuer is required to use reasonable efforts to purchase Collateral Debt Securities that, at the time of purchase will each satisfy the Ramp-Up Criteria, and as of the end of the Ramp-Up Period, will, in the aggregate (with all Collateral Debt Securities previously acquired by the Issuer), satisfy the Collateral Quality Tests and the Coverage Tests.

(c)                                  The Issuer hereby covenants to the Trustee, on behalf and for the benefit of the Secured Parties, that during the Ramp-Up Period, it will not invest in any additional Collateral Debt Securities unless such additional Collateral Debt Security satisfies the Ramp-Up Criteria and unless such acquisition will not result in the failure to satisfy the Coverage Tests.

Section 3.03.                             Effective Date Actions.

(a)                                  The Issuer (or the Collateral Advisor on behalf of the Issuer) shall cause to be delivered to the Trustee on the Effective Date an amended schedule of Collateral Debt Securities listing all Collateral Debt Securities Granted to the Trustee pursuant to Section 2.01 on or before the Effective Date, which schedule shall supersede any prior schedule of Collateral Debt Securities delivered to the Trustee. In addition, on the Effective Date and on each Calculation Date thereafter, the Trustee shall be required to provide to S&P the Electronic Default Model Input File; provided that the Trustee shall not disclose any S&P confidential private credit assessments used in preparing the Electronic Default Model Input File to any third party.

(b)                                 In the case of an Effective Date specified in clause (i) or (ii) of the definition of “Effective Date,” the Issuer (or the Collateral Advisor on behalf of the Issuer) shall request each Rating Agency rating a Class of Notes to confirm in writing, within thirty (30) Business Days after such Effective Date, or such later date as such Rating Agency may determine, that it has not reduced or withdrawn the rating it assigned to such Class of Notes on the Closing Date. In the event of a Ratings Confirmation Failure, on the next and succeeding Payment Dates, the Issuer is required to pay principal, to the extent of Available Funds in the Collection Account and subject to the Priority of Payments, on the Class A-1 Notes, the Class A-2 Notes, the Class B-1 Notes, the Class B-2 Notes, the Class C-1 Notes, the Class C-2 Notes and the Class D Notes, in that order, in the amounts necessary for each Rating Agency to confirm its respective ratings of the Notes assigned on the Closing Date or until each Class of Notes is paid in full. Such request by the Issuer to the Rating Agencies shall be accompanied by an accountant’s certificate as provided in Section 3.03(c).

(c)                                  Within fifteen (15) Business Days after the Effective Date, (i) the Issuer, or the Collateral Advisor on the Issuer’s behalf, shall be required to obtain and deliver to the Trustee an accountants’ certificate from the Independent Accountants (A) confirming the information with respect to each Collateral Debt Security set forth on the amended schedule of Collateral Debt Securities delivered pursuant to Section 3.03(a) as of the end of the Ramp-Up Period, and the information provided by the Issuer with respect to every other asset included in the Collateral, by reference to such sources as will be specified therein, (B) certifying as of the end of the Ramp-Up Period the procedures applied and the associated findings with respect to (1) the Coverage Tests and (2) the Collateral Quality Tests and (C) specifying the procedures undertaken by them to review data and computations relating to the foregoing statement, (ii) the Trustee shall be required to run the S&P CDO Monitor and report to S&P whether or not the S&P CDO Monitor Test has been satisfied and (iii) the Trustee will be required to report the S&P scenario default and break-even default rate for each Class of Notes.

ARTICLE IV

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 4.01.                             Collection of Money. The Accounts established by the Trustee pursuant to Section 8.01 and this Article IV may include any number of sub-accounts requested by the Collateral Advisor for convenience in administering Collateral Debt Securities. In addition, all Cash deposited in the Accounts established pursuant to this Article IV shall be invested in Eligible Investments in accordance with the procedures set forth in this Article IV and any restrictions applicable to such Accounts.

Section 4.02.                             Collection Account.

(a)                                  The Trustee shall, prior to the Closing Date, establish a single, segregated trust account in the United States which shall be designated as the “Collection Account”, which shall be held in the name of the Trustee for the benefit and on behalf of the Secured Parties and over which the Trustee shall have exclusive Control and the sole right of withdrawal, into which the Trustee shall from time to time deposit, in addition to the deposits required pursuant to Section 4.04(d), (i) all distributions on the Collateral Debt Securities and (ii) all proceeds received from the disposition of any Collateral Debt Securities (unless simultaneously reinvested in additional Collateral Debt Securities or Substitute Collateral Debt Securities, subject to the Replacement Criteria (other than with respect to proceeds received from the disposition of any Temporary Ramp-Up Securities), or in Eligible Investments) and (iii) all Collections. Funds in the Collection Account shall not be commingled with any other Money. The Trustee shall give to the Issuer and the Collateral Advisor prompt notice if the Collection Account or any funds on deposit therein, or otherwise to the credit thereof, shall become subject to any writ, order, judgment, warranty of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Collection Account other than in accordance with the Priority of Payments. In addition, (x) the Issuer may, but under no circumstances shall be required to, deposit or cause to be deposited from time to time such Moneys in the Collection Account as it deems, in its sole discretion, to be advisable and by notice to the Trustee and (y) the Collateral Advisor may designate such Money to be treated as Collateral Principal Collections or Collateral Interest Collections hereunder at its discretion. All Money deposited from time to time in the Collection Account pursuant to this Agreement shall be held by the Trustee as part of the Collateral and shall be applied in accordance with the terms hereof and to the purposes herein provided. The Collection Account shall remain at all times with a financial institution having a long-term debt rating of at least “BBB+” by S&P, at least “Baal” by Moody’s and, at least “BBB+” by Fitch and a short-term debt rating of at least “A-1” by S&P, at least “P-1” by Moody’s and, at least “F-1” by Fitch.

(b)                                 All Distributions, any deposit required pursuant to Section 4.02(c) and any net proceeds from the sale or disposition of a Collateral Debt Security received by the Trustee shall be immediately deposited into the Collection Account. All such property, together with any securities in which funds included in such property are or will be invested or reinvested during the term of this Agreement, and any income or other gain realized from such investments, shall be held by the Trustee in the Collection Account as part of the Collateral subject to disbursement and withdrawal as provided in this Section 4.02. By Issuer Order (which may be in the form of standing instructions), the Issuer (or the

Collateral Advisor on behalf of the Issuer) may at any time direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, invest all funds received into the Collection Account during a Due Period, and amounts received in prior Due Periods and retained in the Collection Account, as so directed in Eligible Investments maturing no later than the Business Day immediately preceding the next Payment Date. The Trustee shall, within one (1) Business Day after receipt of any Distribution or other proceeds which is not Cash, so notify the Issuer and the Issuer (or the Collateral Advisor on behalf of the Issuer) shall, within thirty (30) Business Days after receipt of such notice from the Trustee, sell such Distribution or other proceeds for Cash in an arm’s-length transaction to a Person which is not an Affiliate (other than a Permitted Affiliate, subject to the Investment Advisers Act) of the Issuer or the Collateral Advisor and deposit the proceeds thereof in the Collection Account for investment pursuant to this Section 4.02; provided, however, that the Issuer (or the Collateral Advisor on behalf of the Issuer) need not sell such Distributions or other proceeds if it delivers an Officer’s certificate to the Trustee certifying that such Distributions or other proceeds constitute Collateral Debt Securities or Eligible Investments.

(c)                                  If, prior to the occurrence of an Event of Default, the Issuer shall not have given any investment directions pursuant to Section 4.02(b), the Trustee shall seek instructions from the Collateral Advisor within three (3) Business Days after transfer of such funds to the Collection Account. If the Trustee does not thereupon receive written instructions from the Issuer (or the Collateral Advisor on behalf of the Issuer) within thirty (30) Business Days after transfer of such funds to the Collection Account, it shall invest and reinvest the funds held in the Collection Account, as fully as practicable, but only in one or more Eligible Investments described in clause (iii) of the definition of Eligible Investments of its selection maturing no later than the Business Day immediately preceding the next Payment Date. If, after the occurrence of an Event of Default, the Issuer shall not have given investment directions to the Trustee pursuant to Section 4.02(b) for three (3) consecutive days, the Trustee shall invest and reinvest such Money as fully as practicable in Eligible Investments as described in clause (iii) of the definition of Eligible Investments of its selection maturing not later than the Business Day immediately preceding the next Payment Date. All interest and other income from such investments shall be deposited in the Collection Account, any gain realized from such investments shall be credited to the Collection Account and any loss resulting from such investments shall be charged to the Collection Account. The Trustee shall not in any way be held liable by reason of any insufficiency of such Collection Account resulting from any loss relating to any such Eligible Investment, except with respect to investments in obligations of the Trustee or any Affiliate thereof.

(d)                                 Upon Issuer Order executed by the Issuer (or the Collateral Advisor on behalf of the Issuer) and subject to the requirements of Section 3.02, between the Closing Date and the close of business on the Effective Date only, all or a portion of any deposit and any reinvestment income thereon shall be released from the Collection Account and applied by the Trustee in accordance with such Issuer Order in payment for Collateral Debt Securities purchased in accordance with Section 3.02 and Granted to the Trustee for and on behalf of the Secured Parties.

(e)                                  During the Ramp-Up Period, the Collateral Advisor may reinvest Collateral Principal Collections (including Sale Proceeds) in Substitute Collateral Debt Securities as permitted under and in accordance with the requirements of Article VI or temporarily reinvest such amounts in Eligible Investments pursuant to Section 4.02(b) pending reinvestment in Substitute Collateral Debt Securities. After the Ramp-Up Period, the Collateral Advisor may reinvest Prepaid Collateral Principal Collections in Substitute Collateral Principal Collections as permitted under and in accordance with the requirements of Article VI or temporarily reinvest such amounts as Eligible Investments pursuant to Section 4.02(b) pending reinvestment in Substitute Collateral Debt Securities. If the Collateral Advisor does not reinvest such Collateral Principal Collections (including Sale Proceeds) in accordance with the requirements of Article VI, such amounts shall be used to redeem the Notes in accordance with the Priority of Payments in an amount equal to the lesser of (i) the Collateral Principal Collections and (ii) the amount of Available Funds remaining in the Collection Account.

Section 4.03.                             Interest Reserve Account.

(a)                                  The Trustee shall, prior to the Closing Date, establish a single, segregated trust account which shall be designated as the “Interest Reserve Account”, which shall be held in the name of the Trustee for the benefit and on behalf of the Secured Parties and over which the Trustee shall have exclusive Control and the sole right of withdrawal, into which the Trustee shall deposit on each Payment Date, the Interest Reserve Amount, if any, in accordance with Section 5.01(a)(ix). Funds in the Interest Reserve Account shall not be commingled with any other Money. The Trustee shall give to the Issuer and the Collateral Advisor prompt notice if the Interest Reserve Account or any funds on deposit therein, or otherwise to the credit of the Interest Reserve Account, shall become subject to any writ, order, judgment, warranty of attachment, execution or similar process. All Money deposited from time to time in the Interest Reserve Account pursuant to this Agreement shall be held by the Trustee as part of the Collateral and shall be applied in accordance with the terms hereof and to the purposes herein provided. The Issuer shall not have any legal, equitable or beneficial interest in the Interest Reserve Account other than in accordance with the Priority of Payments. The Interest Reserve Account shall remain at all times with a financial institution having a long-term debt rating of at least “BBB+” by S&P, at least “Baal” by Moody’s and, at least “BBB+” by Fitch and a short-term debt rating of at least “A-1” by S&P, at least “P-1” by Moody’s and, at least “F-1” by Fitch.

(b)                                 Any deposit required pursuant to Section 4.03(c) shall be immediately deposited into the Interest Reserve Account. All such property, together with any securities in which funds included in such property are or will be invested or reinvested during the term of this Agreement, and any income or other gain realized from such investments, shall be held by the Trustee in the Interest Reserve Account as part of the Collateral subject to disbursement and withdrawal as provided in this Section 4.03. By Issuer Order (which may be in the form of standing instructions), the Issuer (or the Collateral Advisor on behalf of the Issuer) may at any time direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, invest all funds received into the Interest Reserve Account during a Due Period, and amounts received in prior Due Periods and retained in the Interest Reserve Account, as so directed in Eligible Investments maturing no later than the Business Day immediately preceding the next Payment Date. The Trustee shall, within one (1) Business Day after receipt of any Distribution or other proceeds which is not Cash, so notify the Issuer and the Issuer (or the Collateral Advisor on behalf of the Issuer) shall, within thirty (30) Business Days after receipt of such notice from the Trustee, sell such Distribution or other proceeds for Cash in an arm’s-length transaction to a Person which is not an Affiliate (other than a Permitted Affiliate, subject to the Investment Advisers Act) of the Issuer or the Collateral Advisor and deposit the proceeds thereof in the Interest Reserve Account for investment pursuant to this Section 4.03; provided, however, that the Issuer (or the Collateral Advisor on behalf of the Issuer) need not sell such Distributions or other proceeds if it delivers an Officer’s certificate to the Trustee certifying that such Distributions or other proceeds constitute Collateral Debt Securities or Eligible Investments.

(c)                                  If, prior to the occurrence of an Event of Default, the Issuer (or the Collateral Advisor on behalf of the Issuer) shall not have given any investment directions pursuant to Section 4.03(b), the Trustee shall seek instructions from the Collateral Advisor within three (3) Business Days after transfer of such funds to the Interest Reserve Account. If the Trustee does not thereupon receive written instructions from the Issuer (or the Collateral Advisor on behalf of the Issuer) within three (3) Business Days after transfer of such funds to the Interest Reserve Account, it shall invest and reinvest the funds held in the Interest Reserve Account, as fully as practicable, but only in one or more Eligible Investments in clause (iii) of the definition of Eligible Investments of its selection maturing no later than the Business Day immediately preceding the next Payment Date. If, after the occurrence of an Event of

Default, the Issuer (or the Collateral Advisor on behalf of the Issuer) shall not have given investment directions to the Trustee pursuant to Section 4.03(b) for three (3) consecutive days, the Trustee shall invest and reinvest such Money as fully as practicable in Eligible Investments as described in clause (iii) of the definition of Eligible Investments of its selection maturing not later than the Business Day immediately preceding the next Payment Date. All interest and other income from such investments shall be deposited in the Interest Reserve Account, any gain realized from such investments shall be credited to the Interest Reserve Account and any loss resulting from such investments shall be charged to the Interest Reserve Account. The Trustee shall not in any way be held liable by reason of any insufficiency of such Interest Reserve Account resulting from any loss relating to any such Eligible Investment, except with respect to investments in obligations of the Trustee or any Affiliate thereof.

(d)                                 On the Business Day immediately preceding each Payment Date, the Trustee shall deposit into the Collection Account the balance of the Interest Reserve Account for distribution in accordance with the Priority of Payments on the related Payment Date.

Section 4.04.                             Expense Reserve Account.

(a)                                  The Trustee shall, prior to the Closing Date, establish a single, segregated trust account which shall be designated as the “Expense Reserve Account”, which shall be held in the name of the Trustee for the benefit and on behalf of the Secured Parties and over which the Trustee shall have exclusive Control and the sole right of withdrawal, into which the Trustee shall deposit, on the Closing Date, an amount equal to U.S.$25,000 and, on each Payment Date, an amount in accordance with Section 5.01(a)(i). Funds in the Expense Reserve Account shall not be commingled with any other Money. The Trustee shall give to the Issuer and the Collateral Advisor prompt notice if the Expense Reserve Account or any funds on deposit therein, or otherwise to the credit of the Expense Reserve Account, shall become subject to any writ, order, judgment, warranty of attachment, execution or similar process. All Money deposited from time to time in the Expense Reserve Account pursuant to this Agreement shall be held by the Trustee as part of the Collateral and shall be applied in accordance with the terms hereof and to the purposes herein provided. The Issuer shall not have any legal, equitable or beneficial interest in the Expense Reserve Account other than in accordance with this Agreement. The Expense Reserve Account shall remain at all times with a financial institution having a long-term debt rating of at least “BBB+” by S&P, at least “Baal” by Moody’s and, at least “BBB+” by Fitch and a short-term debt rating of at least “Al”- by S&P, at least “P-1” by Moody’s and, at least “F-1” by Fitch.

(b)                                 Any deposit required pursuant to Section 4.04(c) shall be immediately deposited into the Expense Reserve Account. All such property, together with any securities in which funds included in such property are or will be invested or reinvested during the term of this Agreement, and any income or other gain realized from such investments, shall be held by the Trustee in the Expense Reserve Account as part of the Collateral subject to disbursement and withdrawal as provided in this Section 4.04. By Issuer Order (which may be in the form of standing instructions), the Issuer (or the Collateral Advisor on behalf of the Issuer) may at any time direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, invest all funds received into the Expense Reserve Account during a Due Period, and amounts received in prior Due Periods and retained in the Expense Reserve Account, as so directed in Eligible Investments maturing not later than the second (2nd) Business Day immediately preceding the next Payment Date unless such Eligible Investments are investments of the type described in clause (i) or (iii) of the definition of “Eligible Investments”, in which event such Eligible Investments may mature on the Business Day immediately preceding such Payment Date. The Trustee shall, within one (1) Business Day after receipt of any Distribution or other proceeds which is not Cash, so notify the Issuer and the Issuer (or the Collateral Advisor on behalf of the Issuer) shall, within thirty (30) Business Days after receipt of such notice from the Trustee, sell such Distribution or other proceeds for Cash in an arm’s-length transaction to a Person that is not an Affiliate (other than a Permitted Affiliate, subject to the

Investment Advisers Act) of the Issuer or the Collateral Advisor and deposit the proceeds thereof in the Expense Reserve Account for investment pursuant to this Section 4.04; provided, however, that the Issuer (or the Collateral Advisor on behalf of the Issuer) need not sell such Distributions or other proceeds if it delivers an Officer’s certificate to the Trustee certifying that such Distributions or other proceeds constitute Collateral Debt Securities or Eligible Investments.

(c)                                  If, prior to the occurrence of an Event of Default, the Issuer shall not have given any investment directions pursuant to Section 4.04(b), the Trustee shall seek instructions from the Collateral Advisor within three (3) Business Days after transfer of such funds to the Expense Reserve Account. If the Trustee does not thereupon receive written instructions from the Issuer (or the Collateral Advisor on behalf of the Issuer) within thirty (30) Business Days after transfer of such funds to the Expense Reserve Account, it shall invest and reinvest the funds held in the Expense Reserve Account, as fully as practicable, but only in Eligible Investments of the type described in clause (iii) of the definition of “Eligible Investments”, maturing the Business Day immediately preceding such Payment Date. If, after the occurrence of an Event of Default, the Issuer shall not have given investment directions to the Trustee pursuant to Section 4.04(b) for three (3) consecutive days, the Trustee shall invest and reinvest such Money as fully as practicable, but only in Eligible Investments of its selection of the type described in clause (iii) of the definition of “Eligible Investments”, maturing on the Business Day immediately preceding such Payment Date. All interest and other income from such investments shall be deposited in the Expense Reserve Account, any gain realized from such investments shall be credited to the Expense Reserve Account and any loss resulting from such investments shall be charged to the Expense Reserve Account. The Trustee shall not in any way be held liable by reason of any insufficiency of such Expense Reserve Account resulting from any loss relating to any such Eligible Investment, except with respect to investments in obligations of the Trustee or any Affiliate thereof.

(d)                                 On the Business Day prior to each Payment Date, the Trustee shall deposit into the Collection Account the balance of the Expense Reserve Account (including reinvestment income) for distribution in accordance with the Priority of Payments on the related Payment Date.

(e)                                  The Trustee may, from time to time and at any time, withdraw amounts from the Expense Reserve Account to pay accrued and unpaid administrative expenses of the Co-Issuers. All amounts remaining on deposit in the Expense Reserve Account at the time when substantially all of the Issuer’s assets have been sold or otherwise disposed of will be deposited by the Trustee into the Collection Account (including reinvestment income) as Collateral Interest Collections for distribution in accordance with the Priority of Payments on the immediately succeeding Payment Date.

Section 4.05.                             Collateral Account. The Trustee shall, prior to the Closing Date, establish a single, segregated trust account (or a subaccount of the Collection Account) which shall be designated as the “Collateral Account”, which shall be held in the name of the Trustee for the benefit and on behalf of the Secured Parties and over which the Trustee shall have exclusive Control and the sole right of withdrawal. Any and all assets or securities at any time on deposit in, or otherwise to the credit of, the Collateral Account shall be held in trust by the Trustee for the benefit and on behalf of the Secured Parties. The only permitted withdrawals from the Collateral Account shall be in accordance with this Agreement. The Trustee agrees to give the Issuer prompt notice if the Collateral Account or any funds on deposit therein, or otherwise to the credit of the Collateral Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Collateral Account other than in accordance with this Agreement. The Collateral Account shall remain at all times with a financial institution located in the United States having a long-term debt rating of at least “BBB+” by S&P, at least “Baal” by Moody’s and at least “BBB+” by Fitch and a short-term debt rating of at least “A-1” by S&P, at least “P-1” by Moody’s and, at least “F-1” by Fitch.

Section 4.06.                             Reports by Trustee. The Trustee shall supply, in a timely fashion, to the Co-Issuers, each Hedge Counterparty, the Principal Paying Agent, each Rating Agency (so long as any Notes are rated by such Rating Agency), the Initial Purchasers and the Collateral Advisor any information regularly maintained by the Trustee that each such party may from time to time request with respect to the Collateral Debt Securities, any Hedge Agreement, the Collection Account and the Collateral Account and such other information as is regularly maintained by the Trustee and is reasonably needed to verify information contained in the Note Report. Additionally, the Trustee shall promptly provide any other information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 4.07 or to permit the Collateral Advisor to perform its obligations under the Collateral Advisory Agreement. The Trustee shall forward to the Collateral Advisor copies of all notices and other writings received by it from the issuer of any Collateral Debt Security or from any Clearing Agency with respect to any Collateral Debt Security advising the holders of such security of any rights that the holders might have with respect thereto (including, without limitation, notices of calls and redemptions of securities) as well as all periodic financial reports received from such issuer and Clearing Agencies with respect to such issuer. The Trustee shall also cause the amount of interest paid on the Notes on each Payment Date to be communicated to Euroclear, Clearstream and the Irish Stock Exchange (as long as any of the Notes are listed thereon) on or prior to such Payment Date.

Section 4.07.                             Accountings.

(a)                                  Payment Date Accounting: Note Reports. Commencing on the Payment Date in September 2004, not later than the Business Day prior to each Payment Date and after the reconciliation process described in this Section 4.07(a), the Issuer (or the Collateral Administrator on its behalf) shall make available on the Collateral Administrator’s website, initially located at www.cdotrustee.net and deliver by electronic mail to S&P and otherwise upon request, an account of the amounts that will be paid in accordance with the Priority of Payments (each, a “Payment Report”). Each Payment Report shall be delivered to the Collateral Advisor, the Trustee, the Principal Paying Agent, each Hedge Counterparty, if any, each Rating Agency (so long as any notes are rated by such Rating Agency), the Initial Purchasers and the Depository (accompanied by a request that it be transmitted to the Holders of Notes on the books of the Depository). Not later than the close of business on each Payment Date commencing on the Payment Date in September 2004, the Collateral Administrator (on behalf of the Issuer) shall make available on the Collateral Administrator’s website, initially located at www.cdotrustee.net and deliver by email to S&P and otherwise upon request, an accounting (each, a “Note Report”), determined as of the preceding Calculation Date, and deliver the Note Reports, after the reconciliation process described in this Section 4.07(a), to the Collateral Advisor, the Issuer, the Trustee, the Principal Paying Agent, each Hedge Counterparty and the Depository (accompanied by a request that it be transmitted to the Holders of Notes on the books of the Depository). The Collateral Advisor shall provide any information reasonably requested by or on behalf of the Issuer for preparation of a Payment Report or Note Report in accordance with this Section 4.07(a). Upon receipt of each Payment Report and each Note Report, the Trustee, in the name and at the expense of the Co-Issuers, shall notify the Irish Paying Agent, so long as any Notes are listed thereon, of the aggregate outstanding amount of the Notes of each Class after giving effect to the principal payments, if any, on the next Payment Date. The Note Report shall contain the following information:

(i)                                     the calculation showing compliance with each of the Coverage Tests, accompanied by a list setting forth the applicable maximum or minimum value, percentage or ratio which must be maintained pursuant to this Agreement with respect to each of the Coverage Tests and a list setting forth the results of the calculation of each of the Coverage Tests with respect to the Collateral Debt Securities, the calculation showing whether the S&P CDO Monitor Test is satisfied (including the weighted average rating, the default measure, variability measure and correlation measure, the scenario default rate and/or such other information required to be computed with respect to the S&P CDO Monitor

Test), and the calculation showing the Weighted Average Moody’s Rating Factor, the Fitch Weighted Average Rating Factor, the Weighted Average Fixed Rate Coupon, the Moody’s Diversity Score, the Weighted Average Life, the Moody’s Recovery Rate and the S&P Minimum Average Recovery Rate;

(ii)                                  the estimated remaining average life (on each asset and on an aggregate basis) of all Collateral Debt Securities;

(iii)                               the Applicable Periodic Interest Rate in respect of each Class of Notes and the amount of Periodic Interest payable to the Holders of the Notes for such Payment Date (in the aggregate and by Class);

(iv)                              the amount (if any) payable to each Hedge Counterparty pursuant to the related Hedge Agreement;

(v)                                 the amount (if any) payable by each Hedge Counterparty pursuant to the related Hedge Agreement;

(vi)                              the Aggregate Fees and Expenses payable on the next Payment Date on an itemized basis;

(vii)                           the Aggregate Fees and Expenses paid during a period of twelve (12) months ending on the next Payment Date on an itemized basis;

(viii)                        for the Collection Account:

(A)                              the Balance on deposit in the Collection Account at the end of the related Due Period;

(B)                                the nature and source of any Collections in the Collection Account, including Collections received since the date of the last Note Report;

(C)                                the amounts payable from the Collection Account pursuant to each priority in the Priority of Payments on the next Payment Date; and

(D)                               the Balance remaining in the Collection Account immediately after all payments and deposits to be made on such Payment Date;

(ix)                                for the Interest Reserve Account:

(A)                              the balance on deposit in the Interest Reserve Account at the end of the related Due Period;

(B)                                the amount payable from the Interest Reserve Account pursuant to the Priority of Payments on the next Payment Date;

(C)                                the Interest Reserve Amount to be paid into the Interest Reserve Account on the next Payment Date; and

(D)                               the Balance remaining in the Interest Reserve Account immediately after all payments and deposits to be made on such Payment Date;

(x)                                   for the Expense Reserve Account,

(A)                              the amount to be paid into the Expense Reserve Account on the next Payment Date; and

(B)                                the Balance remaining in the Expense Reserve Account immediately after all payments and deposits to be made on such Payment Date;

(xi)                                the Hedge Receipt Amount or the Hedge Payment Amount for the related Payment Date, and for each Hedge Agreement, the outstanding notional amount of such Hedge Agreement and the amounts, if any, scheduled to be received or paid, as the case may be, by the Issuer pursuant to such Hedge Agreement for the related Payment Date, separately stating the portion payable under the Priority of Payments;

(xii)                             the amount of Excess Funds to be paid to the Holders of the Class E Subordinate Income Notes on the related Payment Date;

(xiii)                          the amount of the Senior Collateral Advisory Fee and the amount of the Subordinate Collateral Advisory Fee;

(xiv)                         the amount of the Deferred Subordinate Collateral Advisory Fee (including the amounts of the Monitoring Fee and the Senior Structuring Fee);

(xv)                            such other information as the Collateral Advisor, the Initial Purchasers, the Trustee, S&P, Moody’s or any Hedge Counterparty may reasonably request;

(xvi)                         with respect to each Collateral Debt Security, the Principal Balance, the annual coupon rate or spread to the relevant floating rate index, the frequency of coupon payments, the amount of principal payments received, the maturity date, the issuer, the country in which the issuer is incorporated or organized, the Moody’s Industry Classification Group, the S&P Industry Classification Group, the Fitch Industry Classification Group, the S&P Recovery Rate, the Moody’s Recovery Rate, the S&P Weighted Average Recovery Rate for each Class of Notes, the Moody’s Rating, the S&P Rating and the Fitch Rating (provided that if any Moody’s Rating, S&P Rating or Fitch Rating for any Collateral Debt Security is an “estimated” or “shadow” rating, such rating shall be identified as “estimated” or “shadow rated”, shall be disclosed with an asterisk in the place of the applicable estimated or shadow rating and shall include the date as of which such rating was first provided by Moody’s, S&P or Fitch, as the case may be, to the Issuer);

(xvii)                      the Principal Balance, the annual interest rate, the maturity date, the Moody’s Rating, the S&P Rating, the Fitch Rating and the issuer of each Eligible Investment included in the Collateral;

(xviii)                   (A) the identity and Principal Balance of each Collateral Debt Security that became a Credit Risk Security, a Defaulted Security, an Equity Security, a Written Down Security, a Withholding Tax Security, a Deferred Interest PIK Bond or, except with respect to Defaulted Securities, a Collateral Debt Security whose Moody’s Rating has been reduced below “Ba3” since the last Note Report, (B) the date, as provided by the Collateral Advisor, on which any Collateral Debt Security became a Credit Risk Security, a Defaulted Security, an Equity Security, a Written Down Security or a Withholding Tax Security, (C) the date by which the Issuer or the Collateral Advisor is required to declare its intention to sell or to hold such Collateral Debt Security, (D) whether the Collateral Advisor has directed the Issuer to sell or not to sell such Collateral Debt Security, and (E) the date by which any such sale must occur;

(xix)                                the identity of each Collateral Debt Security that was upgraded or downgraded or placed on watch for upgrade or downgrade by any Rating Agency since the date of the last Note Report; provided that the identity of each Collateral Debt Security that was upgraded or downgraded for purposes of this clause 4.07(a)(xix) shall not be obtained from Bloomberg Financial Markets On-Line Data Retrieval Service or a similar service and must be obtained from information provided directly by the Rating Agencies;

(xx)                                   the Principal Balance and identity of each Collateral Debt Security that was released for sale indicating the reason for such sale and the amount and identity of each Collateral Debt Security that was Granted since the date of the last Note Report;

(xxi)                                the identity and Principal Balance of each Collateral Debt Security that was a Credit Risk Security, a Defaulted Security, an Equity Security, a Written Down Security, a Withholding Tax Security or a Deferred Interest PIK Bond or, except with respect to Defaulted Securities, a Collateral Debt Security whose Moody’s Rating was below “Ba3” as of the last Note Report and that remains a Credit Risk Security, a Defaulted Security, an Equity Security, a Written Down Security, a Deferred Interest PIK Bond or a Collateral Debt Security (other than a Defaulted Security) with a Moody’s Rating below “Ba3” and the Market Value of each Defaulted Security;

(xxii)                             the purchase price of each Pledged Security Granted and the sale price of each Pledged Security subject to a sale since the date of the last Note Report; and whether such Pledged Security is a Collateral Debt Security, an Eligible Investment or proceeds in the Collection Account;

(xxiii)                          the amount of Purchased Accrued Interest;

(xxiv)                         a description of any transactions with the Collateral Advisor, the Issuer, the Collateral Administrator and the Collateral Agent and any Affiliates thereof;

(xxv)                            the Class A-1 Note Break-Even Default Rate, the Class A-2 Note Break- Even Default Rate, the Class B-1 Note Break-Even Default Rate, the Class B-2 Note Break-Even Default Rate, the Class C-1 Note Break-Even Default Rate, the Class C-2 Note Break-Even Default Rate and the Class D Note Break-Even Default Rate;

(xxvi)                         the Class A-1 Note Default Differential, the Class A-2 Note Default Differential, the Class B-1 Note Default Differential, the Class B-2 Note Default Differential, the Class C-1 Note Default Differential, the Class C-2 Note Default Differential and the Class D Note Default Differential;

(xxvii)                      the Class A-1 Note Scenario Default Rate, the Class A-2 Note Scenario Default Rate, the Class B-1 Note Scenario Default Rate, the Class B-2 Note Scenario Default Rate, the Class C-1 Note Scenario Default Rate, the Class C-2 Note Scenario Default Rate and the Class D Note Scenario Default Rate; and

(xxviii)                   with respect to the Collateral Debt Securities in the aggregate, the aggregate principal amount of the Collateral Debt Securities, the Weighted Average Life, the Weighted Average Fixed Rate Coupon, the Weighted Average Spread, the S&P Weighted Average Recovery Rate for each Class of Notes, the Moody’s Diversity Score, the Moody’s Weighted Average Recovery Rate, the Fitch Weighted Average Rating Factor, the Weighted Average Moody’s Rating Factor.

Upon receipt of each Note Report, the Trustee and the Collateral Advisor shall compare the information contained therein to the information contained in their respective records with respect to the Collateral and shall, within two (2) Business Days after receipt of such Note Report, notify each of the Issuer, each Hedge Counterparty, the Collateral Advisor, the Trustee, Moody’s and S&P if the information contained in the Note Report does not conform to the information maintained by the Trustee or the Collateral Advisor as applicable, with respect to the Collateral, and detail any discrepancies. In the event that any discrepancy exists, the Trustee and the Issuer, or the Collateral Advisor shall attempt to promptly resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall within five (5) Business Days after discovery of such discrepancy cause the Independent Accountants of recognized international reputation to review such Note Report and the Trustee’s and the Collateral Advisor’s records to determine the cause of such discrepancy. If such review reveals an error in the Note Report or the Trustee’s or the Collateral Advisor’s records, the Note Report or Trustee’s and the Collateral Advisor’s records, as the case may be, shall be revised accordingly and, as so revised, shall be utilized in making further calculations.

Subject to the terms of this Agreement, the Trustee shall be entitled to rely on the information supplied by the Collateral Advisor in relation to the preparation of the Note Report and shall not be liable for the accuracy or completeness of such information or the lack thereof.

(b)                                 Each Note Report sent to any Holder or beneficial owner of any Note shall contain, or be accompanied by, the following notice:

“The Notes have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and the Co-Issuers have not been registered under the United States Investment Company Act of 1940, as amended (the “1940 Act”). Each Holder of the Notes, other than those Holders that are not “U.S. persons” (“U.S. Person”) within the meaning of Regulation S (“Regulation S”) under the Securities Act and have acquired their Notes outside the United States pursuant to Regulation S, is required to be (i) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (“Qualified Institutional Buyer”) and (ii) a “qualified purchaser” (“Qualified Purchaser”) within the meaning of Section 2(a)(51) of the 1940 Act that can make all of the representations in the Trust Deed and the Note Agency Agreement applicable to a holder that is a U.S. Person. The beneficial interest in the Notes may only be transferred to a transferee that is a Qualified Institutional Buyer and a Qualified Purchaser that can make all of the representations in the Trust Deed and the Note Agency Agreement applicable to a holder that is a U.S. Person, except that in the case of any such transfer in reliance on Regulation S, only to a transferee that is not a U.S. Person. The Issuer has the right to compel any Holder that does not meet the qualifications and the transfer restrictions set forth in the Trust Deed and the Note Agency Agreement to sell its interest in the Notes, or may sell such interest on behalf of such owner, pursuant to the Trust Deed and the Note Agency Agreement.”

(c)                                  Additional Reporting Requirements. The Collateral Advisor on behalf of the Issuer shall provide or cause to be provided to Fitch the current portfolio of all Collateral Debt Securities in electronic and modifiable form with the fields listed in Schedule M, no later than the fifteenth (15th) day of each month.

For all Collateral Debt Securities which are not rated by Fitch, the Issuer shall provide, or cause to be provided to, Fitch with the following:

(i)                                          within thirty (30) days of the Closing Date for such Collateral Debt Securities held by the Issuer as of the Closing Date, and within ten (10) Business Days of purchase for all Collateral Debt Securities purchased subsequent to the Closing Date, the prospectus, prospectus supplement, offering circular or offering memoranda, as applicable, and the most recent remittance reports for all such Collateral Debt Securities; and

(ii)                                       ongoing remittance reports for such Collateral Debt Securities within ten (10) days of receipt of the remittance report.

The information referenced above shall be sent via e-mail to reporting.abscdo@fitchratings.com or hardcopy to Fitch Ratings, One State Street Plaza, New York, New York 10004, Attention: Credit Products Surveillance — Additional Reporting.

(d)                                 Payment Date Instructions. The Issuer (or the Collateral Advisor on behalf of the Issuer) shall by Issuer Order instruct the Trustee to withdraw on the related Payment Date from the Collection Account, and to pay or transfer, the amounts set forth in such Note Report in the manner specified in, and in accordance with, the Priority of Payments. The Issuer will be deemed to have given such instructions upon the Collateral Advisor’s approval of the Note Report.

(e)                                  Redemption Date Instructions. Not later than five (5) Business Days after receiving an Issuer Request (executed by the Issuer or the Collateral Advisor on behalf of the Issuer) requesting information regarding a redemption of the Notes of a Class as of a proposed Redemption Date set forth in such Issuer Request, the Collateral Advisor on behalf of the Issuer shall cause to be computed the following information and the Issuer shall provide such information in a statement made available to the Co-Issuers, the Collateral Advisor, the Trustee, the Initial Hedge Counterparty, the Principal Paying Agent, and delivered by e-mail to each Rating Agency and, so long as the Notes are listed on the Irish Stock Exchange, the Irish Paying Agent:

(i)                                          the aggregate principal amount of the Notes of the Class or Classes to be redeemed as of such Redemption Date;

(ii)                                       the amount of accrued interest due on such Notes as of the last day of the Periodic Interest Accrual Period immediately preceding such Redemption Date;

(iii)                                    the amount due and payable to the Initial Hedge Counterparty pursuant to the Initial Hedge Agreement;

(iv)                                   the amount due and payable to any other Hedge Counterparty pursuant to the applicable Hedge Agreement (other than the Initial Hedge Agreement); and

(v)                                      the amount in the Collection Account available for application to the redemption of such Notes.

Section 4.08.                             Release of Securities.

(a)                                  Subject to Article VI, the Issuer (or the Collateral Advisor on behalf of the Issuer) may, by Issuer Order delivered to the Trustee at least two (2) Business Days prior to the settlement date for any sale of a security certifying that (i) the Issuer (or the Collateral Advisor on behalf of the Issuer) has determined that a Collateral Debt Security has become a Credit Risk Security (which certification shall contain a short statement of the reason for such determination), a Withholding Tax Security, a Written Down Security, a Defaulted Security or an Equity Security and, in each case, that the

Issuer (or the Collateral Advisor on behalf of the Issuer) has directed the Trustee to sell such security pursuant to Section 6.01(a), (ii) the Collateral Advisor on the Issuer’s behalf has directed the Trustee to sell such security pursuant to Section 6.01(b), or (iii) the Collateral Advisor on the Issuer’s behalf has directed the Trustee to sell such security pursuant to Section 6.01(f), direct the Trustee to release such security and, upon receipt of such Issuer Order, the Trustee shall release any such security from the Lien of this Agreement and deliver any such security, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or, if such security is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as set forth in such Issuer Order; provided, however, that the Trustee may deliver any such security in physical form for examination in accordance with street delivery custom.

(b)                                 If no Event of Default has occurred and is continuing and subject to Article VI, the Issuer (or the Collateral Advisor on behalf of the Issuer) may, by Issuer Order delivered to the Trustee at least two (2) Business Days prior to the date set for redemption or payment in full of a Collateral Debt Security and certifying that such security is being redeemed or paid in full, direct the Trustee or at the Trustee’s instructions, the Accountholder to release any such security from the Lien of this Agreement and deliver such security, if in physical form, duly endorsed, or, if such security is a Clearing Corporation Security, to cause it to be presented to the appropriate paying agent therefor on or before the date set for redemption or payment, in each case against receipt of the redemption price or payment in full thereof.

(c)                                  If no Event of Default has occurred and is continuing and subject to Article VI, the Issuer (or the Collateral Advisor on behalf of the Issuer) may, by Issuer Order delivered to the Trustee at least two (2) Business Days prior to the date set for an exchange, tender or sale, certifying that a Collateral Debt Security is subject to an Offer and setting forth in reasonable detail the procedure for response to such Offer, direct the Trustee, or at the Trustee’s instructions, the Accountholder to release any such security from the Lien of this Agreement and deliver such security, if in physical form, duly endorsed, or, if such security is a Clearing Corporation Security, to cause it to be delivered, in accordance with such Issuer Order, in each case against receipt of payment therefor.

(d)                                 The Trustee shall, upon receipt of an Issuer Order at such time as there are no Notes Outstanding and all obligations of the Co-Issuers to the Secured Parties have been satisfied, release the Collateral from the Lien of this Agreement.

Section 4.09.                             Reports by Independent Accountants.

(a)                                  On the Closing Date, the Issuer (or the Collateral Advisor on behalf of the Issuer) shall appoint a firm of Independent certified public accountants of recognized international reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Agreement. Upon any removal of or resignation by such firm, the Issuer (or the Collateral Advisor on behalf of the Issuer) shall promptly appoint by Issuer Order delivered to the Trustee, each Hedge Counterparty and each Rating Agency, a successor thereto that shall also be a firm of Independent certified public accountants of recognized international reputation. If the Issuer (or the Collateral Advisor on behalf of the Issuer) shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned within thirty (30) days after such resignation, the Issuer (or the Collateral Advisor on behalf of the Issuer ) shall promptly notify each of the Trustee and each Hedge Counterparty of such failure. If the Issuer (or the Collateral Advisor on behalf of the Issuer ) shall not have appointed a successor within ten (10) days thereafter, the Trustee shall promptly appoint a successor firm of Independent certified public accountants of recognized international reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer in accordance with the Priority of Payments. Any engagement letter appointing such Independent certified accountants shall contain appropriate limited recourse and non-petition language as against the Issuer equivalent to that contained in this Agreement.

(b)                                 No later than five (5) Business Days after the Closing Date, the Issuer shall deliver to each Rating Agency an agreed upon procedures letter from an Independent certified public accountant appointed by the Issuer in relation to the Issuer’s compliance with its obligations under this Agreement and the Trust Deed. On or before each of the Closing Date and the Effective Date, the Issuer shall cause such Independent certified public accountant to deliver to each Rating Agency a report containing (i) a statement that the agreed upon procedures have been completed and (ii) such accountant’s findings with respect to the Issuer’s compliance with its obligations under this Agreement and the Trust Deed. All expenses relating to the engagement of Independent certified public accountants for the performance of services set forth in this Section 4.09(b) shall be borne by the Issuer.

Section 4.10.                             Reports to Rating Agencies. In addition to the information and reports specifically required to be provided to S&P, Moody’s and Fitch pursuant to the terms of this Agreement, the Issuer (or the Collateral Advisor on behalf of the Issuer) shall provide S&P, Moody’s and Fitch with all information or reports delivered to the Trustee hereunder, and such additional information as any Rating Agency may from time to time reasonably request in order to maintain its then-current rating of the Notes and the Issuer determines in its reasonable discretion may be obtained and provided without unreasonable burden or expense. The Issuer (or the Collateral Advisor on behalf of the Issuer) shall promptly notify the Trustee in writing if the rating on any Class of Notes has been, or it is known by the Issuer that such rating will be, changed or withdrawn. Upon receipt of such notice, the Trustee, in the name and at the expense of the Co-Issuers, shall notify the Irish Paying Agent, so long as any Notes are listed thereon, of any reduction or withdrawal in the rating of such Notes.

Section 4.11.                             Notices of Noteworthy Events. The Issuer shall provide each Rating Agency notice of the following events: (a) removal of the Collateral Advisor pursuant to the terms of the Collateral Advisory Agreement and the Trustee pursuant to the terms of the Trust Deed, (b) appointment of any successor investment adviser pursuant to the terms of the Collateral Advisory Agreement and any successor trustee pursuant to the terms of the Trust Deed, (c) any delegation of duties by the Collateral Advisor under the Collateral Advisory Agreement and by the Trustee under the Trust Deed, (d) any modification of, or amendment to, the organizational documents of the Issuer and the Co-Issuer, (e) any other event of a similar nature as set forth in clauses (a), (b), (c) and (d) of this Section 4.11, (f) any redemption of any Class of Notes and (g) any termination of any party to a Transaction Document.

Section 4.12.                             Amendments to the Transaction Documents. The Issuer shall only consent to any modification of any Transaction Document in accordance with the amendment provisions of such Transaction Document and shall only consent to a modification of any organizational document of the Issuer or the Co-Issuer after it has received a Rating Agency Confirmation with respect to such modification of such organizational document. The Issuer shall not amend this Agreement or any related defined terms in the Glossary pursuant to Section 11.01 until after it has received Rating Agency Confirmation with respect to such amendment.

ARTICLE V

PRIORITY OF PAYMENTS

Section 5.01.                             Disbursements of Money from Collection Account.

(a)                                  On any Payment Date that is not a Redemption Date or a Payment Date following the occurrence and continuation of an acceleration of the Rated Notes in connection with an

Event of Default, in accordance with the Payment Report prepared by the Collateral Administrator as of the last day of the Due Period preceding such Payment Date, Collateral Interest Collections and Collateral Principal Collections, to the extent of Available Funds in the Collection Account, will be applied by the Trustee in the following order of priority (the “Priority of Payments”); provided that with respect to clauses (i) through (xxv) (excluding clause (xxii)) below, such application will be made, first, from Collateral Interest Collections and then, to the extent Collateral Interest Collections are not sufficient for such payments, from Collateral Principal Collections (subject to the limitations described herein); provided, further, that Collateral Principal Collections so applied will exclude (i) Sale Proceeds in connection with the sale of any Temporary Ramp-Up Securities reinvested in Fixed Rate Collateral Debt Securities, or up to U.S.$500,000 of such Sale Proceeds reinvested in other Substitute Collateral Debt Securities, during the Ramp-Up Period and (ii) and aggregate amount, not to exceed 10% of the CDS Principal Balance as of the Effective Date, consisting of (A) Collateral Principal Collections received during the Ramp-Up Period, (B) Prepaid Collateral Principal Collections received on or prior to the third anniversary of the Effective Date and (C) Sale Proceeds in connection with the sale of any Defaulted Securities, Equity Securities, Credit Risk Securities, Written Down Securities and Withholding Tax Securities, in each case that are reinvested in Substitute Collateral Debt Securities in accordance with the Security Agreement during the applicable periods within which any such Collateral Principal Collections and Sale Proceeds are eligible for such reinvestment:

(i)                                          to pay, in the following order (a) taxes and filing fees and registration fees (including, without limitation, annual return fees) payable by the Co-Issuers, if any; and then, (b) the amount of any due and unpaid Trustee Fee and, then, the amount of any due and unpaid fees to the Administrator; and then, (c) the amount of any due and unpaid Trustee Expenses and, then, (d) the amount of any due and unpaid fees and expenses of the Rating Agencies, and, then, (e) the amount of any due and unpaid Collateral Administrator Expenses and, then, (f) the amount of any due and unpaid expenses of the Administrator and any due and unpaid Administrative Expenses not included in (c), (d) and (e) above, including amounts payable to the Collateral Advisor under the Collateral Advisory Agreement; and then, (g) to deposit to the Expense Reserve Account the amount needed to bring the amount on deposit therein to U.S.$25,000 (unless the Collateral Advisor directs that a lesser amount be deposited to the Expense Reserve Account); provided that the cumulative amount paid under (c) through (g) (excluding any Administrative Expenses due or accrued with respect to the actions taken on or prior to the Closing Date and accounting fees that the Trustee is required to pay (other than certain accountants’ fees related to annual reviews) and fees the Trustee pays in connection with any Events of Default and any default of the Collateral Debt Securities) may not exceed U.S.$235,000 in the aggregate in any consecutive 12-month period;

(ii)                                       to pay the Senior Collateral Advisory Fee with respect to such Payment Date and any Senior Collateral Advisory Fee with respect to a previous Payment Date that was not paid on a previous Payment Date;

(iii)                                    to pay any Hedge Counterparty, any amounts due to such Hedge Counterparty under any Hedge Agreement, pro rata, including any termination payments other than any termination payments payable under clause (xxi) below;

(iv)                                   to pay Periodic Interest on the Class A-1 Notes and any Defaulted Interest and any interest thereon;

(v)                                      to pay Periodic Interest on the Class A-2 Notes and any Defaulted Interest and any interest thereon;

(vi)                                   if either of the Class A Coverage Tests is not satisfied as of the preceding Calculation Date, to pay principal of the Class A-1 Notes then Outstanding until such Class A Coverage Test is satisfied as of such Calculation Date or until the Class A-1 Notes are paid in full, and then to pay principal of the Class A-2 Notes then Outstanding until such Class A Coverage Test is satisfied as of such Calculation Date or until the Class A-2 Notes are paid in full; provided that for purposes of determining if the Class A Principal Coverage Test is satisfied, the denominator of the Class A Principal Coverage Ratio shall be calculated after giving effect to any payments of principal on the Class A Notes to be made pursuant to this clause (vi); provided, further, that the numerator of the Class A Principal Coverage Ratio shall be calculated after giving effect to (a) any Collateral Principal Collections to be applied pursuant to clauses (i) through (v) above and (b) any Collateral Principal Collections to be applied pursuant to this clause (vi);

(vii)                                to pay Periodic Interest on the Class B-1 Notes and any Defaulted Interest on the Class B-1 Notes and any interest thereon;

(viii)                             if a Ratings Confirmation Failure occurs, on each Payment Date commencing with the Payment Date immediately following the Effective Date, to pay principal on the Class A-1 Notes, the Class A-2 Notes, the Class B-1 Notes, the Class B-2 Notes, the Class C-1 Notes, the Class C-2 Notes and the Class D Notes, in that order, in the amounts necessary for each Rating Agency to confirm its respective ratings of the Notes assigned on the Closing Date or until each Class of Notes is paid in full;

(ix)                                     to pay, from Collateral Interest Collections (if any), an amount equal to the Interest Reserve Amount for deposit into the Interest Reserve Account;

(x)                                        to pay Periodic Interest on the Class B-2 Notes and, if no Class A Notes and no Class B-1 Notes are Outstanding, any Defaulted Interest on the Class B-2 Notes and any interest thereon; provided that if any Class A Notes or Class B-1 Notes are Outstanding, no Collateral Principal Collections shall be applied pursuant to this clause (x);

(xi)                                     if either of the Class B Coverage Tests is not satisfied as of the preceding Calculation Date to pay principal (including any Class B-2 Cumulative Applicable Periodic Interest Shortfall Amount) of the most senior Class of Notes then Outstanding until such Class B Coverage Test is satisfied as of such Calculation Date or until such most senior Class of Notes is paid in full, and then to pay principal of the next most senior Class of Notes Outstanding until such Class B Coverage Test is satisfied as of such Calculation Date or until such next most senior Class of Notes is paid in full and so on, until such Class B Coverage Test is satisfied or until the Class B-1 Notes and then the Class B-2 Notes, in that order, are paid in full; provided that for purposes of determining if the Class B Principal Coverage Test is satisfied, the denominator of the Class B Principal Coverage Ratio shall be calculated after giving effect to any payments of principal on the Notes made pursuant to clause (vi) above and pursuant to this clause (x) on the related Payment Date; provided, further, that for purposes of determining if the Class B Principal Coverage Test is satisfied, the numerator of the Class B Principal Coverage Ratio shall be calculated after giving effect to (a) any Collateral Principal Collections to be applied pursuant to clauses (i) through (ix) above and (b) any Collateral Principal Collections to be applied to the Notes pursuant to this clause (x) on the related Payment Date; and provided, further, that with respect to the Class B-2 Notes, payment of principal not constituting Class B-2 Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting Class B-2 Cumulative Applicable Periodic Interest Shortfall Amount, if any, for the Class B-2 Notes;

(xii)                                  to pay the Class B-2 Cumulative Applicable Periodic Interest Shortfall Amount, if any; provided that if any Class A Notes or Class B-1 Notes are Outstanding, no Collateral Principal Collections shall be applied pursuant to this clause (xii);

(xiii)                               to pay Periodic Interest on the Class C-1 Notes and, if no Class A Notes and no Class B Notes are Outstanding, any Defaulted Interest on the Class C-1 Notes and any interest thereon; provided that if any Class A Notes or Class B Notes are Outstanding, no Collateral Principal Collections shall be applied pursuant to this clause (xiii);

(xiv)                              to pay Periodic Interest on the Class C-2 Notes and, if no Class A Notes, no Class B Notes and no Class C-1 Notes are Outstanding, any Defaulted Interest on the Class C-2 Notes and any interest thereon; provided that if any Class A Notes, Class B Notes or Class C-1 Notes are Outstanding, no Collateral Principal Collections shall be applied pursuant to this clause (xiv);

(xv)                                 if either of the Class C Coverage Tests is not satisfied as of the preceding Calculation Date to pay principal (including any Class B-2 Cumulative Applicable Periodic Interest Shortfall Amount, Class C-1 Cumulative Applicable Periodic Interest Shortfall Amount or Class C-2 Cumulative Applicable Periodic Interest Shortfall Amount, as applicable) of the most senior Class of Notes then Outstanding until such Class C Coverage Test is satisfied as of such Calculation Date or until such most senior Class of Notes is paid in full, and then to pay principal of the next most senior Class of Notes Outstanding until such Class C Coverage Test is satisfied as of such Calculation Date or until such next most senior Class of Notes is paid in full and so on, until such Class C Coverage Test is satisfied or until the Class C-1 Notes and then the Class C-2 Notes, in that order, are paid in full; provided that for purposes of determining if the Class C Principal Coverage Test is satisfied, the denominator of the Class C Principal Coverage Ratio shall be determined after giving effect to any payments of principal on the Notes pursuant to clauses (vi), (vii) and (x) above and pursuant to this clause (xiv) on the related Payment Date; provided, further, that for purposes of determining if the Class C Principal Coverage Test is satisfied, the numerator of the Class C Principal Coverage Ratio shall be calculated after giving effect to (a) any Collateral Principal Collections to be applied pursuant to clauses (i) through (xiii) above and (b) any Collateral Principal Collections to be applied to the Notes pursuant to this clause (xiv) on the related Payment Date; and provided, further, that with respect to (a) the Class B Notes, payment of principal not constituting Class B-2 Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting Class B-2 Cumulative Applicable Periodic Interest Shortfall Amount, if any; (b) the Class C-1 Notes, payment of principal not constituting Class C-1 Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class C-1 Cumulative Applicable Periodic Interest Shortfall Amount, if any; and (c) the Class C-2 Notes, payment of principal not constituting Class C-2 Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting Class C-2 Cumulative Applicable Periodic Interest Shortfall Amount, if any;

(xvi)                              to pay the Class C-1 Cumulative Applicable Periodic Interest Shortfall Amount, if any; provided that if any Class A Notes or Class B Notes are Outstanding, no Collateral Principal Collections shall be applied pursuant to this clause (xvi);

(xvii)                           to pay the Class C-2 Cumulative Applicable Periodic Interest Shortfall Amount, if any; provided that if any Class A Notes, Class B Notes or Class C-1 Notes are Outstanding, no Collateral Principal Collections shall be applied pursuant to this clause (xvii);

(xviii)                        to pay Periodic Interest on the Class D Notes and, if no Class A Notes, no Class B Notes and no Class C Notes are Outstanding, any Defaulted Interest on the Class D Notes and any interest thereon; provided that if any Class A Notes, Class B Notes or Class C Notes are Outstanding, no Collateral Principal Collections shall be applied pursuant to this clause (xviii);

(xix)                                if either of the Class D Coverage Tests is not satisfied as of the preceding Calculation Date to pay principal (including any Class B-2 Cumulative Applicable Periodic Interest Shortfall Amount, Class C-1 Cumulative Applicable Periodic Interest Shortfall Amount, Class C-2 Cumulative Applicable Periodic Interest Shortfall Amount or Class D Cumulative Applicable Periodic Interest Shortfall Amount, as applicable) of the most senior Class of Notes then Outstanding until such Class D Coverage Test is satisfied as of such Calculation Date or until such most senior Class of Notes is paid in full, and then to pay principal of the next most senior Class of Notes Outstanding until such Class D Coverage Test is satisfied as of such Calculation Date or until such next most senior Class of Notes is paid in full and so on, until such Class D Coverage Test is satisfied or until the Class D Notes are paid in full; provided that for purposes of determining if the Class D Principal Coverage Test is satisfied, the denominator of the Class D Principal Coverage Ratio shall be determined after giving effect to any payments of principal on the Notes pursuant to clauses (vi), (vii) (x) and (xiv) above and pursuant to this clause (xviii) on the related Payment Date; provided, further, that for purposes of determining if the Class D Coverage Test is satisfied, the numerator of the Class D Principal Coverage Ratio shall be calculated after giving effect to (a) any Collateral Principal Collections to be applied pursuant to clauses (i) through (xvii) above and (b) any Collateral Principal Collections to be applied to the Notes pursuant to this clause (xviii) on the related Payment Date; and provided, further, that with respect to (a) the Class B-2 Notes, payment of principal not constituting the Class B-2 Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class B-2 Cumulative Applicable Periodic Interest Shortfall Amount, if any; (b) the Class C-1 Notes, payment of principal not constituting the Class C-1 Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class C-1 Cumulative Applicable Periodic Interest Shortfall Amount, if any; (c) the Class C-2 Notes, payment of principal not constituting the Class C-2 Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class C-2 Cumulative Applicable Periodic Interest Shortfall Amount, if any; and (d) the Class D Notes, payment of principal not constituting the Class D Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class D Cumulative Applicable Periodic Interest Shortfall Amount, if any;

(xx)                                   to pay the Class D Cumulative Applicable Periodic Interest Shortfall Amount, if any; provided that if any Class A Notes, Class B Notes or Class C Notes are Outstanding, no Collateral Principal Collections shall be applied pursuant to this clause (xx);

(xxi)                                to pay, in the following order, (a) the principal of the Class A-1 Notes until paid in full and then (b) the principal of the Class A-2 Notes until paid in full and then (c) the principal of the Class B-1 Notes until paid in full and then (d) the principal of the Class B-2 Notes until paid in full and then (e) the principal of the Class C-1 Notes until paid in full and then (f) the principal of the Class C-2 Notes until paid in full and then (g) the principal of the Class D Notes until paid in full; provided that items (a) through (g) shall be payable in an aggregate amount equal on any Payment Date to the lesser of (1) the amount of Collateral Principal Collections received during the related Due Period and (2) the amount of Available Funds then remaining in the Collection Account;

(xxii)                             to pay termination payments payable to any Hedge Counterparty upon the termination of the related Hedge Agreement, pro rata, if such termination occurred solely as the result of an event of default or a termination event with respect to the Hedge Counterparty as Defaulting Party or sole Affected Party, as the case may be;

(xxiii)                          to pay, in the following order, (a) any due and unpaid Trustee Fee, Trustee Expenses and Collateral Administrator Expenses, including amounts payable to the Collateral Advisor under the Collateral Advisory Agreement, in each case, in the same order of priority as provided in clause (i) above and to the extent not paid in full under clause (i) above, and (b) on a pro rata basis, any due and unpaid expenses and other liabilities of the Co-Issuers to the extent not paid under clause (i) above, whether as a result of an amount limitation imposed thereunder or otherwise;

(xxiv)                         to pay the Subordinate Collateral Advisory Fee with respect to such Payment Date and any due and unpaid Subordinate Collateral Advisory Fee with respect to a previous Payment Date that was not paid on a previous Payment Date;

(xxv)                            after the Payment Date occurring in June 2016, to pay from remaining Collateral Interest Collections on any Payment Date the principal on the Class D Notes, until paid in full, then the principal on the Class C-2 Notes, until paid in full, then the principal of the Class C-1 Notes, until paid in full, then the principal on the Class B-2 Notes, until paid in full, then the principal on the Class B-1 Notes, until paid in full, then the principal on the Class A-2 Notes until paid in full and then the principal on the Class A-1 Notes until paid in full; and

(xxvi)                         all Excess Funds for payment to the Holders of the Class E Subordinate Income Notes.

(b)                                 Notwithstanding the foregoing, on any Redemption Date or Auction Call Redemption Date, the Trustee shall pay, from the Collection Account, in the following order: (i) the amounts set forth in clauses (i), (ii) and (iii) of the Priority of Payments, (ii) the Redemption Price of each Class of Notes in accordance with the Priority of Payments and (iii) the amounts set forth in clauses (xxi)  through (xxiv) of the Priority of Payments.

(c)                                  Notwithstanding Section 5.01(a), if an acceleration of maturity has occurred and is continuing in connection with an Event of Default, on the date or dates determined by the Trustee, the Trustee shall pay, from all collections from, and proceeds of the sale or liquidation of, the Collateral, in the following order: (i) amounts corresponding to the amounts set forth in clauses (i), (ii) and (iii) of the Priority of Payments, (ii) the Periodic Interest on the Class A-1 Notes and then on the Class A-2 Notes and any Defaulted Interest on such Class A Notes and then principal on the Class A-1 Notes until paid in full and then principal on the Class A-2 Notes until paid in full, (iii) the Periodic Interest on the Class B-1 Notes and any Defaulted Interest on the Class B-1 Notes and then principal on the Class B-1 Notes until paid in full, (iv) the Periodic Interest on the Class B-2 Notes and any Defaulted Interest on the Class B-2 Notes and then principal on the Class B-2 Notes until paid in full, (v) the Periodic Interest on the Class C-1 Notes and any Defaulted Interest on the Class C-1 Notes and then principal on the Class C-1 Notes (including Class C-1 Cumulative Applicable Periodic Interest Shortfall Amount, if any) until paid in full, (vi) the Periodic Interest on the Class C-2 Notes and any Defaulted Interest on the Class C-2 Notes and then principal on the Class C-2 Notes and Class C-2 Cumulative Applicable Periodic Interest Shortfall Amount, if any) until paid in full, (vii) the Periodic Interest on the Class D Notes and any Defaulted Interest on the Class D Notes and then principal on the Class D Notes (including Class D Cumulative Applicable Periodic Interest Shortfall Amount, if any) until paid in full, (viii) amounts corresponding to the amounts set forth in clauses (xx) through (xxiv) of the Priority of Payments and (viii) any remaining amounts to the Holders of the Class E Subordinate Income Notes.

Section 5.02.                             Additional Provisions.

(a)                                  (1)                                  On the applicable Stated Maturity Date of the Notes, the Issuer (or the Collateral Advisor acting pursuant to the Collateral Advisory Agreement on behalf of the Issuer) shall direct the Trustee in writing to (and the Trustee shall, in the manner so directed by the Collateral Advisor on behalf of the Issuer) liquidate any remaining Collateral Debt Securities and any Hedge Agreements (for value on the applicable Stated Maturity Date of the Notes) and deposit the proceeds thereof, if any, in the Collection Account. On the applicable Stated Maturity Date of the Notes, all net proceeds from such liquidation and all available Cash, after the payment of the amounts referred to in clauses (i) through (xxv) of the Priority of Payments in the order set forth therein, shall be distributed to the Holders of the Class E Subordinate Income Notes.

(2)                                  Upon any Redemption or Auction Call Redemption, the Issuer (or the Collateral Advisor acting pursuant to the Collateral Advisory Agreement on behalf of the Issuer) shall direct the Trustee in writing to (and the Trustee shall, in the manner so directed by the Collateral Advisor) liquidate any remaining Collateral Debt Securities and any Hedge Agreements (for value on the date of such Redemption or Auction Call Redemption, as the case may be) and deposit the proceeds thereof, if any, in the Collection Account.

(b)                                 If on any Payment Date the amount available in the Collection Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required by the statements furnished by the Issuer pursuant to Section 4.07(a), the Trustee shall make the disbursements called for in the order and according to the Priority of Payments set forth under Section 5.01(a), subject to Section 7.01, to the extent funds are available therefor.

(c)                                  In the event that any Hedge Counterparty defaults in the payment of its obligations to the Issuer under the relevant Hedge Agreement on any date when such amount was due and payable, the Trustee shall make a demand on such Hedge Counterparty or any guarantor, if applicable, demanding payment by 12:30 p.m. on the Business Day following such date. The Trustee shall give notice to the Collateral Advisor, S&P and the Issuer and the Trustee shall deliver such notice to the Noteholders upon the continuing failure by such Hedge Counterparty to perform its obligations during the same Business Day following a demand made by the Trustee on such Hedge Counterparty, and shall take such action with respect to such continuing failure directed to be taken by the Collateral Advisor on behalf of the Issuer.

(d)                                 Notwithstanding any provision to the contrary contained herein, the provisions of Articles II and VII and the other provisions hereof are subject to the Priority of Payments specified in this Article V, and, in the event of any inconsistency between the provisions of Article II, Article VII or the other provisions hereof and the Priority of Payments, the Priority of Payments will control.

(e)                                  As a condition to the payment of principal and interest on any Note without U.S. federal back-up withholding, the Issuer shall require the delivery of properly completed and signed applicable U.S. federal income tax certifications (generally, an Internal Revenue Service Form W-9 (or applicable successor form) in the case of a person that is a “United States person” within the meaning of Section 7701(a)(30) of the Code or an Internal Revenue Service Form W-8BEN (or applicable successor form) in the case of a person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code) from each beneficial owner of the Notes.

ARTICLE VI

PURCHASE, SALE AND REINVESTMENT OF COLLATERAL DEBT SECURITIES

Section 6.01.                             Sale of Collateral Debt Securities.

(a)                                  Subject to the satisfaction of the conditions specified in Section 4.08 as applicable, if the Collateral Advisor, on behalf of the Issuer, pursuant to this Section 6.01 and Section 6.02, shall direct the Trustee to sell any Temporary Ramp-Up Security, Defaulted Security, Equity Security, Credit Risk Security, Written Down Security or Withholding Tax Security, the Trustee

shall sell in the manner directed by the Collateral Advisor, any Temporary Ramp-Up Security, Defaulted Security, Equity Security, Credit Risk Security, Written Down Security or Withholding Tax Security.

(b)                                 During the Ramp-Up Period, and in any event, no later than the Effective Date, the Collateral Advisor shall direct the Issuer to sell or otherwise dispose of all Temporary Ramp-Up Securities. Sale Proceeds received with respect to Temporary Ramp-Up Securities shall be reinvested only in Ramp-Up Collateral Debt Securities that are Fixed Rate Collateral Debt Securities, provided that any Sale Proceeds received with respect to Temporary Ramp-Up Securities that are not reinvested in Fixed Rate Collateral Debt Securities, other than not more than U.S.$500,000 of such Sale Proceeds that may be reinvested in Substitute Collateral Debt Securities that are not Fixed Rate Collateral Debt Securities, shall be treated as Collateral Principal Collections and shall be applied by the Issuer to the making of payments on the Notes, subject to and in accordance with the Priority of Payments, on the Payment Date immediately following the Effective Date.

(c)                                  The Collateral Advisor shall direct the Issuer to sell or otherwise dispose of any Collateral Debt Security that is an Equity Security as soon as practicable after such Collateral Debt Security becomes an Equity Security. The Collateral Advisor may direct the Issuer to sell or otherwise dispose of all or a portion of any Collateral Debt Security that is a Defaulted Security, a Written Down Security or a Withholding Tax Security; provided that the Collateral Advisor shall have (i) certified that such Collateral Debt Security is a Defaulted Security, a Written Down Security or a Withholding Tax Security and (ii) declared within five (5) Business Days following such Collateral Debt Security becoming a Defaulted Security, a Written Down Security or a Withholding Tax Security whether it has elected to direct the Issuer to sell or otherwise dispose of all or a specified portion of such Collateral Debt Security. No such sale or other disposition is permitted for the primary purpose of recognizing gains or decreasing losses resulting from market value changes, or if the Issuer or the Collateral Advisor believes that any such sale or other disposition would not result in the reduction or withdrawal of the then-current rating on any Class of Rated Notes by any Rating Agency. If the Collateral Advisor elects to direct the Issuer to sell or otherwise dispose of any Defaulted Security, Written Down Security or Withholding Tax Security as described above, such Collateral Debt Security (or specified portion thereof) is required to be sold or otherwise disposed of within twelve (12) months following such election. If the Collateral Advisor does not elect within such five (5) Business Days to direct the Issuer to sell or otherwise dispose of any Defaulted Security, Written Down Security or Withholding Tax Security, such Collateral Debt Security shall not be sold or otherwise disposed of and shall remain part of the Collateral. Any decision by the Collateral Advisor to sell or not to sell any Collateral Debt Security within five (5) Business Days of such Collateral Debt Security first becoming either a Defaulted Security or a Written Down Security or a Withholding Tax Security shall not thereafter be changed by the Collateral Advisor or the Issuer for any reason.

(d)                                 The Collateral Advisor may direct the Issuer to sell or otherwise dispose of all or any portion of any Collateral Debt Security that is a Credit Risk Security; provided that the Collateral Advisor shall have (i) certified that a Credit Risk Event has occurred and (ii) declared within five (5) Business Days following the occurrence of any such Credit Risk Event that it has elected to direct the Issuer to sell or otherwise dispose of all or a portion of such Collateral Debt Security. No such sale or other disposition is permitted for the primary purpose of recognizing gains or decreasing losses resulting from market value changes, or if the Issuer or the Collateral Advisor believes that any such sale or other disposition would result in the reduction or withdrawal of the then-current rating on any Class of Rated Notes by any Rating Agency. If the Collateral Advisor elects to direct the Issuer to sell or otherwise dispose of any Credit Risk Security as described above, such Collateral Debt Security is required to be sold or otherwise disposed of as soon as reasonably practicable and in any event within 30 days following such election. If the Collateral Advisor does not elect within such five (5) Business Days following any Credit Risk Event to direct the Issuer to sell or otherwise dispose of any Collateral Debt Security, such

Credit Risk Security shall not be sold or otherwise disposed of and shall remain part of the Collateral, unless a subsequent Credit Risk Event occurs with respect to such Collateral Debt Security and the Collateral Advisor shall have made the certifications and declarations described above.

(e)                                  In the event of a Redemption or Auction Call Redemption, the Collateral Advisor shall direct the Trustee to sell Collateral Debt Securities without regard to the foregoing limitations; provided that the Sale Proceeds therefrom and other amounts available therefor will be at least sufficient to pay certain expenses, including all amounts due under any Hedge Agreements, and redeem, in whole but not in part, the Notes at the applicable Redemption Prices; and provided, further, that such Sale Proceeds are used to make such a Redemption or Auction Call Redemption.

(f)                                    The Collateral Advisor shall sell any Collateral Debt Security pursuant to this Section 6.01 only at a price that, in its judgment, is not substantially less than the market value of such Collateral Debt Security at the time of such sale.

(g)                                 Any Sale Proceeds not reinvested in accordance with Article VI shall be Collateral Principal Collections and shall be applied by the Issuer to the making of payments on the Notes, subject to and in accordance with the Priority of Payments.

Section 6.02.                             Eligibility Criteria, Ramp-Up Criteria and Replacement Criteria.

(a)                                  Eligibility Criteria. Except as provided below, a Collateral Debt Security shall be eligible for purchase by the Issuer and pledged to the Trustee if it meets the following eligibility criteria (collectively, the “Eligibility Criteria”):

(i)                                     it is issued by an issuer incorporated or organized under the laws of the United States, the Bahamas, Bermuda, the Cayman Islands, the British Virgin Islands, the Netherlands Antilles, Jersey, Guernsey or Luxembourg or, it is issued by a Qualifying Foreign Obligor;

(ii)                                  it is U.S. Dollar-denominated, and it is not convertible into, or payable in, any other currency;

(iii)                               it is one of the Specified Types of Collateral Debt Securities;

(iv)                              it has a Moody’s Rating, an S&P Rating (which rating does not include a “p”, “pi”, “q”, “t” or “r” subscript) and a Fitch Rating;

(v)                                 the acquisition, ownership, enforcement and disposition of such security will not cause the Issuer to be treated as engaged in a U.S. trade or business for U.S. federal income tax purposes or otherwise to be subject to tax on a net income basis in any jurisdiction outside the Issuer’s jurisdiction of incorporation;

(vi)                              the payments on such security are not subject to withholding tax unless the issuer thereof or the obligor thereon is required to make additional payments sufficient to cover any withholding tax imposed at any time on payments made to the Issuer with respect thereto;

(vii)                           its acquisition would not cause the Issuer or the pool of Collateral to be required to register as an investment company under the Investment Company Act;

(viii)                        it is not a security that is ineligible under its Underlying Instruments to be purchased by the Issuer and pledged to the Trustee;

(ix)                                     it is not an insurance-linked debt instrument containing a provision pursuant to which the issuer’s obligation to pay interest or principal is deferred or forgiven in the event of loss due to certain natural catastrophes specified in the Underlying Instruments;

(x)                                        it provides for the payment of principal at not less than par upon maturity;

(xi)                                     its Underlying Instruments do not obligate the Issuer to make any future advances or any other payment except the purchase price thereof;

(xii)                                  it is not a security with respect to which, in the reasonable judgment of the Collateral Advisor, the timely repayment of principal and interest is subject to substantial non-credit related risks;

(xiii)                               it is not an Interest Only Security;

(xiv)                              it is not a security issued by an Emerging Market Issuer;

(xv)                                 it is not a security that has a Moody’s Rating lower than “B3”, an S&P Rating lower than “B-” or a Fitch Rating lower than “B-” at the time of purchase;

(xvi)                              it is not a security that has, at the time of purchase, any deferred or capitalized interest;

(xvii)                           it is not a security that, at the time it is purchased, is a Credit Risk Security, a Defaulted Security, a Written Down Security or a Deferred Interest PIK Bond;

(xviii)                        at the time the security is purchased by the Issuer:

(A)                         it is not a security issued by an issuer located in a country that imposes foreign exchange controls that effectively limit the availability or use of U.S. Dollars to make when due the scheduled payments of principal of and interest on such security;

(B)                           it is not, and does not provide for conversion or exchange into, Margin Stock at any time over its life;

(C)                           it is not an obligation which (1) was incurred in connection with a merger, acquisition, consolidation or sale of all or substantially all of the assets of a person or entity or similar transaction and (2) by its terms is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancing;

(D)                          it is not the subject of (1) any offer by the issuer of such security or by any other person made to all of the holders of such security to purchase or otherwise acquire such security (other than pursuant to any redemption in accordance with the terms of the related underlying instruments) or to convert or exchange such security into or for cash, securities or any other type of consideration or (2) any solicitation by an issuer of such security or any other person to amend, modify or waive any provision of such security or any related underlying instrument, and has not been called for redemption;

(E)                            it is not an Equity Security;

(F)                            it is not a security that by the terms of its underlying instruments provides for conversion or exchange (whether mandatory or at the option of the issuer or the holder thereof) into equity capital at any time prior to its maturity;

(G)                           it is not a financing by a debtor-in-possession in any insolvency proceeding;

(H)                          it is not a first loss tranche of any securitization that does not have an S&P Rating or a Moody’s Rating (as defined in clause (i) of the defmition of S&P Rating and in clause (i) of the definition of Moody’s Rating) that addresses the obligation of the obligor (or guarantor, if applicable) to pay principal of and interest on the relevant Collateral Debt Security in full, which ratings are monitored on an ongoing basis by the relevant Rating Agency; and

(I)                               it is not a security that provides for the payment of interest less frequently than semi-annually;

provided that notwithstanding anything to the contrary herein, the Issuer shall not purchase, acquire or hold (whether as part of a “unit” with a Collateral Debt Security, in exchange for a Collateral Debt Security or otherwise) any asset the gain from the disposition of which will be subject to U.S. federal income or withholding tax under Section 897 or Section 1445 of the Code and the Treasury Regulations promulgated thereunder.

(b)                                 Ramp-Up Criteria. Each additional Collateral Debt Security selected by the Collateral Advisor for purchase by the Issuer and pledged to the Trustee during the Ramp-Up Period (a “Ramp-Up Collateral Debt Security”) will be eligible for purchase by the Issuer if it meets the following criteria (collectively, the “Ramp-Up Criteria”):

(i)                                          such Ramp-Up Collateral Debt Security is not a Real Estate CDO Security;

(ii)                                       no more than U.S.$21 million in aggregate Principal Balance of Ramp-Up Collateral Debt Securities is rated “Bal” or lower by Moody’s, “BB+” or lower by S&P or “BB+” or lower by Fitch;

(iii)                                    no more than U.S.$10 million in aggregate Principal Balance of Ramp-Up Collateral Debt Securities is rated “B1” or lower by Moody’s, “B+” or lower by S&P or “B+” or lower by Fitch;

(iv)                                   such Ramp-Up Collateral Debt Security is not rated below “B3” by Moody’s, “B-” by S&P or “B-” by Fitch;

(v)                                      no more than U.S.$10 million in aggregate Principal Balance of Ramp-Up Collateral Debt Securities is issued by a single issuer;

(vi)                                   such Ramp-Up Collateral Debt Security is not on the “credit watch negative” watchlist of S&P or on the “under review for possible downgrade” watchlist of Moody’s; and

(vii)                                such Ramp-Up Collateral Debt Security is denominated in U.S. dollars and all cash flows are to be paid in U.S. Dollars.

(c)                                  Replacement Criteria.                                Following the receipt of (i) Collateral Principal Collections during the Ramp-Up Period (other than with respect to proceeds received from the disposition of any Temporary Ramp-Up Securities), (ii) Prepaid Collateral Principal Collections received prior to the third anniversary of the Effective Date or (iii) Sale Proceeds received after the Ramp-Up Period on Collateral Debt Securities that are Defaulted Securities, Equity Securities, Credit Risk Securities, Written Down Securities or Withholding Tax Securities, the Collateral Advisor may but will have no obligation to purchase, no later than sixty (60) calendar days after receipt of such proceeds, Substitute Collateral Debt Securities satisfying the Eligibility Criteria, and in the case of Collateral Principal Collections during the Ramp-Up Period (other than with respect to proceeds received from the disposition of any Temporary Ramp-Up Securities), the Ramp-Up Criteria, with an aggregate purchase price no less than such Collateral Principal Collections (including such Sale Proceeds) from such sale in compliance with the Replacement Criteria described below; provided that the cumulative amount reinvested in Substitute Collateral Debt Securities shall not exceed 10% of the CDS Principal Balance as of the Effective Date; provided further, that (i) any such acquisition is not for the primary purpose of recognizing gains or decreasing losses resulting from market value changes and (ii) neither the Issuer nor the Collateral Advisor believes that any such acquisition will result in a reduction or withdrawal of the then-current rating on any Class of Rated Notes by any Rating Agency; provided, further, that no Substitute Collateral Debt Securities may be acquired by or on behalf of the Issuer at any time during which the rating by any Rating Agency, with respect to (i) the Class A Notes is one or more notches below the rating assigned to the Class A Notes by such Rating Agency on the Closing Date or (ii) any other Class of Rated Notes, is two or more notches below the rating assigned to such Class of Notes by such Rating Agency on the Closing Date. Such Collateral Principal Collections shall be eligible to be reinvested in Substitute Collateral Debt Securities by the Issuer and pledged to the Trustee if such Substitute Collateral Debt Securities meet the following criteria (collectively, the “Replacement Criteria”):

(i)                                     If the Collateral Debt Security being replaced was a REIT Debt Security, then the Substitute Collateral Debt Security must be a REIT Debt Security;

(ii)                                  If the Collateral Debt Security being replaced was a CMBS Security, then the Substitute Collateral Debt Security must be a CMBS Security;

(iii)                               If the Collateral Debt Security being replaced was a Real Estate CDO Security, then the Substitute Collateral Debt Security must be either a CMBS Security or a REIT Debt Security;

(iv)                              The lowest explicit rating of the Substitute Collateral Debt Security must be as good or better than the lowest explicit rating at purchase by the Issuer of the Collateral Debt Security being replaced;

(v)                                 If the Collateral Debt Security being replaced was a Fixed Rate Collateral Debt Security, the Substitute Collateral Debt Security must be a Fixed Rate Collateral Debt Security;

(vi)                              If the Collateral Debt Security being replaced was a Floating Rate Collateral Debt Security, the Substitute Collateral Debt Security must be a Floating Rate Collateral Debt Security;

(vii)                           The price of the Substitute Collateral Debt Security must be between 90% and 110% of the original issue price of such Substitute Collateral Debt Security (as determined by the Collateral Advisor), as adjusted to reflect the accretion of any original issue discount or the amortization of any original issue premium calculated on a yield-to-maturity basis;

(viii)                             The legal final maturity date of the Substitute Collateral Debt Security must be earlier than that of the Collateral Debt Security being replaced; and

(ix)                                     The average life of the Substitute Collateral Debt Security must be the same or lower than that of the Collateral Debt Security being replaced.

If all such Collateral Principal Collections (including Sale Proceeds related to the sale of any Defaulted Securities, Equity Securities, Credit Risk Securities, Written Down Securities or Withholding Tax Securities) are not reinvested in Substitute Collateral Debt Securities as described above for any reason within sixty (60) calendar days of receipt of such Collateral Principal Collections, such Collateral Principal Collections shall be reinvested in Eligible Investments until the next succeeding Payment Date when the Issuer shall distribute such Collections in accordance with the Priority of Payments.

Section 6.03.                             Conditions Applicable to all Transactions.

(a)                                  Any transaction effected under this Article VI shall be conducted on an arm’s-length basis, and, if effected with a Person affiliated with the Collateral Advisor, the Issuer or the Trustee, shall be effected in a primary or secondary market transaction on terms as favorable to the Issuer as would be the case if such Person were not so affiliated; provided, however, that after the Closing Date, the Collateral Advisor and its Affiliates may, as principals or for their own accounts, enter into agreements to buy or sell Collateral Debt Securities or enter into any Hedge Agreements with the Issuer if and to the extent such transactions comply with the Investment Advisers Act; provided, further, that the Collateral Advisor may, on behalf of the Issuer, buy or sell Collateral Debt Securities or enter into Hedge Agreements with other entities for which it, or an Affiliate, acts as an investment advisor; provided, further, that, subject to the Eligibility Criteria and, during the Ramp-Up Period, the Ramp-Up Criteria, the Collateral Advisor will be permitted to acquire an obligation on behalf of the Issuer to be included in the Collateral from its Permitted Affiliates as principal or as agent or to sell an obligation to its Permitted Affiliates as principal or agent subject to the Investment Advisers Act; and provided, further, that, subject to the Eligibility Criteria and, during the Ramp-Up Period, the Ramp-Up Criteria, the Collateral Advisor may acquire an obligation on behalf of the Issuer to be included in the Collateral from itself or from any of its Affiliates that are not Permitted Affiliates, or from funds or accounts for which the Collateral Advisor or any of its Affiliates acts as investment adviser or sell an obligation on behalf of the Issuer to itself, or to any of its Affiliates that are not Permitted Affiliates or to funds or accounts for which the Collateral Advisor or any of its Affiliates acts as an investment adviser.

Notwithstanding the foregoing, prior to selling any Collateral Debt Securities to any Person affiliated with the Collateral Advisor (other than a Permitted Affiliate), the Collateral Advisor shall use its reasonable efforts to solicit bids from two non-affiliated Persons; provided that transactions with Permitted Affiliates shall be conducted as arm’s-length transactions; and provided, further, that in the event that the Collateral Advisor is unable, in its good faith determination, to obtain two bids from non-affiliated Persons, the Collateral Advisor shall use its reasonable efforts to solicit bids from a non-affiliated Person; and provided, further, that in the event that the Collateral Advisor in its good faith determination is unable to obtain a bid from a non-affiliated Person, it shall use its reasonable efforts to obtain an appraisal from a non-affiliated Person; and provided, further, that such Collateral Debt Securities shall be sold to such Person affiliated with the Collateral Advisor at the highest of the bids or the appraisal value so obtained.

(b)                                 Upon any substitution pursuant to this Article VI, all of the Issuer’s right, title and interest to the Collateral Debt Security or Collateral Debt Securities shall be Granted to the Trustee pursuant to this Agreement, such Collateral Debt Securities shall be Delivered to the Trustee as

Accountholder, and, if applicable, the Issuer shall receive the Collateral Debt Security or Collateral Debt Securities for which the Collateral Debt Security or Collateral Debt Securities were substituted. The Trustee shall also receive, not later than the Subsequent Delivery Date, an officer’s certificate of the Collateral Advisor demonstrating compliance with the provisions of this Article VI.

Section 6.04.                                  Collateral Quality Tests. The Collateral Quality Tests will be satisfied if, as of the Closing Date and the Effective Date, in the aggregate, the Collateral Debt Securities comply with all of the requirements set forth below (collectively, the “Collateral Quality Tests”):

(i)                                          the aggregate Principal Balance of all Collateral Debt Securities with a Moody’s Rating of below “Baa3” and above “B1” does not exceed 30% of the CDS Principal Balance;

(ii)                                       the aggregate Principal Balance of all Collateral Debt Securities with a Moody’s Rating of lower than “Ba3” does not exceed 15% of the CDS Principal Balance;

(iii)                                    the aggregate Principal Balance of all Collateral Debt Securities with a S&P Rating lower than “BBB-” and above “B+” does not exceed 30% of the CDS Principal Balance;

(iv)                                   the aggregate Principal Balance of all Collateral Debt Securities with an S&P Rating of lower than “BB-” does not exceed 15% of the CDS Principal Balance;

(v)                                 (v) the aggregate Principal Balance of all Collateral Debt Securities that are not publicly rated by Moody’s but derived in accordance with clauses (i) and (ii) of the definition of “Moody’s Rating” does not exceed 35% of the CDS Principal Balance;

(vi)                              the aggregate Principal Balance of all Collateral Debt Securities that are PIK Bonds does not exceed 5.5% of the CDS Principal Balance;

(vii)                           the aggregate Principal Balance of all Collateral Debt Securities that are CMBS Securities does not exceed 80% of the CDS Principal Balance; provided that no more than17.5% of the CDS Principal Balance shall consist of CMBS Large Loan Securities, no more than 5% of the CDS Principal Balance shall consist of CMBS Credit Tenant Lease Securities;

(viii)                        the aggregate Principal Balance of all Collateral Debt Securities that are REIT Debt Securities does not exceed 26% of the CDS Principal Balance;

(ix)                                the aggregate Principal Balance of all Collateral Debt Securities that are Real Estate CDO Securities does not exceed 5.5% of the CDS Principal Balance;

(x)                                   with respect to the particular issue of the Collateral Debt Security being acquired, (a) the aggregate Principal Balance of all Collateral Debt Securities that are part of the same issue does not exceed 3% of the CDS Principal Balance, (b) the aggregate Principal Balance of all Collateral Debt Securities that are REIT Debt Securities that are issued by the same obligor does not exceed 2.75% of the CDS Principal Balance and (c) the aggregate Principal Balance of all Collateral Debt Securities that are part of the same issue rated below “Baa3” by Moody’s at purchase does not exceed 2% of the CDS Principal Balance;

(xi)                                with respect to the servicer of the security being acquired, (a) the aggregate Principal Balance of all Collateral Debt Securities serviced by such servicer does not exceed 20% of the CDS Principal Balance, except that the aggregate Principal Balance of all Collateral Debt Securities serviced by servicers rated “Below Average” by S&P, or if there is no servicer rating by S&P or Fitch, having long-term unsecured debt securities rated “BB” or lower, shall not exceed 5% of the CDS Principal Balance;

(xii)                             the aggregate Principal Balance of all Collateral Debt Securities that mature beyond the Stated Maturity Date does not exceed 20% of the CDS Principal Balance;

(xiii)                          the aggregate Principal Balance of all Fixed Rate Collateral Debt Securities does not exceed 95% of the CDS Principal Balance;

(xiv)                         the Weighted Average Moody’s Rating Factor must not exceed 900;

(xv)                            the Fitch Weighted Average Rating Factor must not exceed 7.75;

(xvi)                         (i) the Weighted Average Fixed Rate Coupon as of such date equals or exceeds 6.15% and (ii) the Weighted Average Spread as of such date equals or exceeds 2.55%;

(xvii)                      the Moody’s Diversity Score must be greater than or equal to 8.5;

(xviii)                   the Weighted Average Life must be less than or equal to 8.2;

(xix)                           the Moody’s Recovery Rate must be greater than or equal to 25.5%;

(xx)                              the S&P CDO Monitor Test must be satisfied;

(xxi)                           the S&P Minimum Average Recovery Test must be satisfied; and

(xxii)                        the aggregate Principal Balance of all Collateral Debt Securities that provide for periodic payments of interest in Cash less frequently than monthly does not exceed 32% of the CDS Principal Balance;

provided that Temporary Ramp-Up Securities will be excluded from the calculation of the Collateral Quality Tests.

Section 6.05.                             Coverage Tests.

(a)                                  At any time during which any of the Notes are Outstanding, if any of the Coverage Tests described below are not satisfied as of the related Calculation Date, amounts that would otherwise be used (i) for payments of Excess Funds on the Class E Subordinate Income Notes, (ii) for the purchase of additional Collateral Debt Securities; (iii) for the payment of certain fees and expenses; (iii) in the case of a failure to satisfy either the Class A Interest Coverage Test or the Class A Principal Coverage Test, for interest payments on the Class B Notes, the Class C Notes and the Class D Notes; (iv) in the case of a failure to satisfy either the Class B Interest Coverage Test or the Class B Principal Coverage Test, for interest payments on the Class C Notes and the Class D Notes; (v) in the case of a failure to satisfy either the Class C Interest Coverage Test or Class C Principal Coverage Test, for interest payments on the Class D Notes; and (vi) in the case of a failure to satisfy either the Class D Interest Coverage Test or the Class D Principal Coverage Test, for payments of Excess Funds on the Class E Subordinate Income Notes shall instead be applied on the related Payment Date, to the extent necessary to satisfy such Coverage Test as of such Calculation Date, to Principal Prepayments until such Coverage Test is satisfied as of such Calculation Date or the Notes are paid in full.

(b)                                 On the Effective Date, the portfolio of Collateral Debt Securities must meet each of the Coverage Tests. Furthermore, if any of the Coverage Tests set forth herein are not satisfied prior to or as a result of any proposed purchase of additional Collateral Debt Securities or Substitute Collateral Debt Securities after the Effective Date, the Issuer will not be permitted to make such purchase.

(c)                                  The Interest Coverage Test for each Class of Notes shall be satisfied as of any date of determination when the Interest Coverage Ratio for each such Class is equal to or exceeds the required level set forth below:

Interest Coverage Test	Required Interest Coverage Ratio

Class A Interest Coverage Test	115%

Class B Interest Coverage Test	110%

Class C Interest Coverage Test	104%

Class D Interest Coverage Test	102%

The respective Interest Coverage Ratio is equal to the percentage based on the ratio of (x) to (y), where (x) is equal to the Interest Coverage Amount and where (y) is an amount equal to (i) in the case of the Class A Interest Coverage Ratio, the Periodic Interest for the Class A Notes for the Payment Date immediately following such date of determination; (ii) in the case of the Class B Interest Coverage Ratio, the sum of the Periodic Interest for the Class A Notes and the Class B Notes for such Payment Date; (iii) in the case of the Class C Interest Coverage Ratio, the sum of the Periodic Interest for the Class A Notes, the Class B Notes and the Class C Notes for such Payment Date; and (iv) in the case of Class D Interest Coverage Ratio, the sum of the Periodic Interest for the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes for such Payment Date.

(d)                                 The Principal Coverage Test for each Class of Notes shall be satisfied as of any date of determination when the Principal Coverage Ratio for each such Class is equal to or exceeds the required level set forth below:

Principal Coverage Test	Required Principal Coverage Ratio

Class A Principal Coverage Test	125%

Class B Principal Coverage Test	118%

Class C Principal Coverage Test	105.6%

Class D Principal Coverage Test	103%

The respective Principal Coverage Ratio is equal to the percentage based on the ratio of (x) to (y), where (x) is the Principal Coverage Amount as of such date and (y) is an amount equal to (i) in the case of the Class A Principal Coverage Ratio, the aggregate principal amount of the Class A Notes then Outstanding; (ii) in the case of the Class B Principal Coverage Ratio, the sum of the aggregate principal amount of the Class A Notes and the Class B Notes then Outstanding (including any Class B-2 Cumulative Applicable Periodic Interest Shortfall Amount and any interest accrued on such amount); (iii) in the case of the Class C Principal Coverage Ratio, the sum of the aggregate principal amount of the Class A Notes, the Class B Notes (including any Class B-2 Cumulative Applicable Periodic Interest Shortfall Amount and any interest accrued on such amount) and the Class C Notes (including any Class C Cumulative Applicable Periodic Interest Shortfall Amount and any interest accrued on such amount) then Outstanding; and (iv) in the case of the Class D Principal Coverage Ratio, the sum of the aggregate principal amount of the Class A Notes, the Class B Notes (including any Class B-2 Cumulative Applicable Periodic Interest Shortfall Amount and any interest accrued on such amount), the Class C

Notes (including any Class C Cumulative Applicable Periodic Interest Shortfall Amount and any interest accrued on such amount) and the Class D Notes (including any Class D Cumulative Applicable Periodic Interest Shortfall Amount and any interest accrued on such amount) then Outstanding.

ARTICLE VII

SUBORDINATION

Section 7.01.                             Subordination.

(a)                                  Notwithstanding anything in this Agreement, the Trust Deed, the Notes or any other Transaction Document to the contrary, the Issuer, the Holders of the Class A-2 Notes, the Class B-1 Notes, the Class B-2 Notes, the Class C-1 Notes, the C-2 Notes, the Class D Notes, the Class E Subordinate Income Notes and the Ordinary Shares, by virtue of the respective ownership of such securities, agree for the benefit of the Holders of the Class A-1 Notes that the Class A-2 Notes, the Class B-1 Notes, the Class B-2 Notes, the Class C-1 Notes, the Class C-2 Notes, the Class D Notes, the Class E Subordinate Income Notes, the Ordinary Shares and the Issuer’s rights in and to the Collateral (collectively, the “Class A-1 Subordinate Interests”) shall be subordinate and junior to the Class A-1 Notes to the extent and in the manner set forth in this Agreement including as set forth in Section 5.01(a) and hereinafter provided. If any Event of Default has occurred and has not been cured or waived and acceleration occurs in accordance with the Conditions and the Trust Deed, the Class A-1 Notes, to the extent set forth in Section 5.01(c), shall be paid in full in Cash or, to the extent that the Holders of 66 2/3% of the outstanding principal amount of the Class A-1 Notes consent, other than in Cash, before any further payment or distribution is made on account of the Class A-1 Subordinate Interests. The Holders of the Class A-2 Notes, the Class B-1 Notes, the Class B-2 Notes, the Class C-1 Notes, the Class C-2 Notes, the Class D Notes and the Class E Subordinate Income Notes have agreed in the Trust Deed, and the holders of the Ordinary Shares have agreed in the Declaration of Trust for the benefit of the Holders of the Class A-1 Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Class A-2 Notes, the Class B-1 Notes, the Class B-2 Notes, the Class C-1 Notes, the Class C-2 Notes, the Class D Notes, the Class E Subordinate Income Notes and the Ordinary Shares or hereunder until the payment in full of the Class A-1 Notes and not before one (1) year and one (1) day have elapsed since such payment or, if longer, the applicable preference period then in effect, including any preference period established pursuant to the laws of the Cayman Islands.

(b)                                 Notwithstanding anything in this Agreement, the Trust Deed, the Notes or any other Transaction Document to the contrary, the Issuer, the Holders of the Class B-1 Notes, the Class B-2 Notes, the Class C-1 Notes, the Class C-2 Notes, the Class D Notes and the Class E Subordinate Income Notes and the holders of the Ordinary Shares, by virtue of the respective ownership of such securities, agree for the benefit of the Holders of the Class A-2 Notes that the Class B-1 Notes, the Class B-2 Notes, the Class C-1 Notes, the Class C-2 Notes, the Class D Notes, the Class E Subordinate Income Notes, the Ordinary Shares and the Issuer’s rights in and to the Collateral (collectively, the “Class A-2 Subordinate Interests”) shall be subordinate and junior to the Class A-2 Notes to the extent and in the manner set forth in this Agreement including as set forth in Section 5.01(a) and hereinafter provided. If any Event of Default has occurred and has not been cured or waived and acceleration occurs in accordance with the Conditions and the Trust Deed, the Class A-2 Notes shall be paid in full in Cash or, to the extent 66 2/3% of the outstanding principal amount of the Class A-2 Notes consent, other than in Cash, before any further payment or distribution is made on account of the Class A-2 Subordinate Interests. The Holders of the Class B-1 Notes, the Class B-2 Notes, the Class C-1 Notes, the Class C-2 Notes, the Class D Notes and the Class E Subordinate Income Notes have agreed in the Trust Deed, and the holders of the Ordinary Shares have agreed in the Declaration of Trust for the benefit of the Holders of the Class A-2 Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Class B-1 Notes, the Class B-2 Notes, the Class C-1 Notes, the Class C-2 Notes, the Class D Notes, the Class E Subordinate Income Notes and the Ordinary Shares or hereunder until the payment in full of the Class A-2 Notes and not before one (1) year and one (1) day have elapsed since such payment or, if longer, the applicable preference period then in effect, including any preference period established pursuant to the laws of the Cayman Islands.

(c)                                  Notwithstanding anything in this Agreement, the Trust Deed, the Notes or any other Transaction Document to the contrary, the Issuer, the Holders of the Class B-2 Notes, the Class C-1 Notes, the Class C-2 Notes, the Class D Notes, the Class E Subordinate Income Notes and the holders of the Ordinary Shares, by virtue of the respective ownership of such securities, agree for the benefit of the Holders of the Class B-1 Notes that the Class B-2 Notes, the Class C-1 Notes, the Class C-2 Notes, the Class D Notes, the Class E Subordinate Income Notes, the Ordinary Shares and the Issuer’s rights in and to the Collateral (collectively, the “Class B-1 Subordinate Interests”) shall be subordinate and junior to the Class B-1 Notes to the extent and in the manner set forth in this Agreement including as set forth in Section 5.01(a) and hereinafter provided. If any Event of Default occurred and has not been cured or waived and acceleration occurs in accordance with the Conditions and the Trust Deed, the Class B-1 Notes shall be paid in full in Cash or, to the extent 66 2/3% of the outstanding principal amount of the Class B-1 Notes consent, other than in Cash, before any further payment or distribution is made on account of the Class B-1 Subordinate Interests. The Holders of the Class B-2 Notes, the Class C-1 Notes, the Class C-2 Notes, the Class D Notes and the Class E Subordinate Income Notes have agreed in the Trust Deed, and the holders of the Ordinary Shares have agreed in the Declaration of Trust for the benefit of the Holders of the Class B-1 Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Class B-2 Notes, the Class C-1 Notes, the Class C-2 Notes, the Class D Notes, the Class E Subordinate Income Notes and the Ordinary Shares or hereunder until the payment in full of the Class B-1 Notes and not before one (1) year and one (1) day have elapsed since such payment or, if longer, the applicable preference period then in effect, including any preference period established pursuant to the laws of the Cayman Islands.

(d)                                 Notwithstanding anything in this Agreement, the Trust Deed, the Notes or any other Transaction Document to the contrary, the Issuer, the Holders of the Class C-1 Notes, the Class C-2 Notes, the Class D Notes, the Class E Subordinate Income Notes and the holders of the Ordinary Shares, by virtue of the respective ownership of such securities, agree for the benefit of the Holders of the Class B-2 Notes that the Class C-1 Notes, the Class C-2 Notes, the Class D Notes, the Class E Subordinate Income Notes, the Ordinary Shares and the Issuer’s rights in and to the Collateral (collectively, the “Class B-2 Subordinate Interests”) shall be subordinate and junior to the Class B-2 Notes to the extent and in the manner set forth in this Agreement including as set forth in Section 5.01(a) and hereinafter provided. If any Event of Default has occurred and has not been cured or waived and acceleration occurs in accordance with the Conditions and the Trust Deed, the Class B-2 Notes shall be paid in full in Cash or, to the extent 66 2/3% of the outstanding principal amount of the Class B-2 Notes consent, other than in Cash, before any further payment or distribution is made on account of the Class B-2 Subordinate Interests. The Holders of the Class C-1 Notes, the Class C-2 Notes, the Class D Notes and the Class E Subordinate Income Notes have agreed in the Trust Deed, and the holders of the Ordinary Shares have agreed in the Declaration of Trust for the benefit of the Holders of the Class B-2 Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Class C-1 Notes, the Class C-2 Notes, the Class D Notes, the Class E Subordinate Income Notes and the Ordinary Shares or hereunder until the payment in full of the Class B-2 Notes and not before one (1) year and one (1) day have elapsed since such payment or, if longer, the applicable preference period then in effect, including any preference period established pursuant to the laws of the Cayman Islands.

(e)                                  Notwithstanding anything in this Agreement, the Trust Deed, the Notes or any other Transaction Document to the contrary, the Issuer, the Holders of the Class C-2 Notes, the Class D Notes, the Class E Subordinate Income Notes and the holders of the Ordinary Shares, by virtue of the respective ownership of such securities, agree for the benefit of the Holders of the Class C-1 Notes that the Class C-2 Notes, the Class D Notes, the Class E Subordinate Income Notes, the Ordinary Shares and the Issuer’s rights in and to the Collateral (collectively, the “Class C-1 Subordinate Interests”) shall be subordinate and junior to the Class C-1 Notes to the extent and in the manner set forth in this Agreement including as set forth in Section 5.01(a) and hereinafter provided. If any Event of Default has occurred and has not been cured or waived and acceleration occurs in accordance with the Conditions and the Trust Deed, the Class C-1 Notes shall be paid in full in Cash or, to the extent 66 2/3% of the outstanding principal amount of the Class C-1 Notes consent, other than in Cash, before any further payment or distribution is made on account of the Class C-1 Subordinate Interests. The Holders of the Class C-2 Notes, the Class D Notes and the Class E Subordinate Income Notes have agreed in the Trust Deed and the holders of the Ordinary Shares have agreed in the Declaration of Trust for the benefit of the Holders of the Class C-1 Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Class C-2 Notes, the Class D Notes, the Class E Subordinate Income Notes and the Ordinary Shares or hereunder until the payment in full of the Class C-1 Notes and not before one (1) year and one (1) day have elapsed since such payment or, if longer, the applicable preference period then in effect, including any preference period established pursuant to the laws of the Cayman Islands.

(f)                                    Notwithstanding anything in this Agreement, the Trust Deed, the Notes or any other Transaction Document to the contrary, the Issuer, the Holders of the Class D Notes, the Class E Subordinate Income Notes and the holders of the Ordinary Shares, by virtue of the respective ownership of such securities, agree for the benefit of the Holders of the Class C-2 Notes that the Class D Notes, the Class E Subordinate Income Notes, the Ordinary Shares and the Issuer’s rights in and to the Collateral (collectively, the “Class C-2 Subordinate Interests”) shall be subordinate and junior to the Class C-2 Notes to the extent and in the manner set forth in this Agreement including as set forth in Section 5.01(a)  and hereinafter provided. If any Event of Default has occurred and has not been cured or waived and acceleration occurs in accordance with the Conditions and the Trust Deed, the Class C-2 Notes shall be paid in full in Cash or, to the extent 66 2/3% of the outstanding principal amount of the Class C-2 Notes consent, other than in Cash, before any further payment or distribution is made on account of the Class C-2 Subordinate Interests. The Holders of the Class D Notes and the Class E Subordinate Income Notes have agreed in the Trust Deed and the holders of the Ordinary Shares have agreed in the Declaration of Trust for the benefit of the Holders of the Class C-2 Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Class D Notes and the Class E Subordinate Income Notes and the Ordinary Shares or hereunder until the payment in full of the Class C-2 Notes and not before one (1) year and one (1) day have elapsed since such payment or, if longer, the applicable preference period then in effect, including any preference period established pursuant to the laws of the Cayman Islands.

(g)                                 Notwithstanding anything in this Agreement, the Trust Deed, the Notes or any other Transaction Document to the contrary, the Issuer, the Holders of the Class E Subordinate Income and the holders of the Ordinary Shares, by virtue of the respective ownership of such securities, agree for the benefit of the Holders of the Class D Notes that the Class E Subordinate Income, the Ordinary Shares and the Issuer’s rights in and to the Collateral (collectively, the “Class D Subordinate Interests”) shall be subordinate and junior to the Class D Notes to the extent and in the manner set forth in this Agreement including as set forth in Section 5.01(a) and hereinafter provided. If any Event of Default has occurred and has not been cured or waived and acceleration occurs in accordance with the Conditions and the Trust Deed, the Class D Notes shall be paid in full in Cash or, to the extent 66 2/3% of the outstanding principal amount of the Class D Notes consent, other than in Cash, before any further payment or distribution is made on account of the Class D Subordinate Interests. The Holders of the Class E Subordinate Income have agreed in the Trust Deed and the holders of the Ordinary Shares have agreed in the Declaration of Trust for the benefit of the Holders of the Class D Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Class E Subordinate Income and the Ordinary Shares or hereunder until the payment in full of the Class D Notes and not before one (1) year and one (1) day have elapsed since such payment or, if longer, the applicable preference period then in effect, including any preference period established pursuant to the laws of the Cayman Islands.

(h)                                 Notwithstanding anything in this Agreement, the Trust Deed, the Notes or any other Transaction Document to the contrary, the Issuer and the Holders of the Notes agree for the benefit of any Hedge Counterparty that the Notes and the Issuer’s rights in and to the Collateral (collectively, the “Hedge Counterparty Subordinate Interests”) shall be subordinate and junior to the rights of any Hedge Counterparty with respect to payments to be made to any Hedge Counterparty pursuant to a Hedge Agreement to the extent and in the manner set forth in Section 5.01(a) and as hereinafter provided. If any Event of Default has occurred and has not been cured or waived and acceleration occurs in accordance with Condition 13 (Events of Default), including as a result of an Event of Default specified in clause (g) or (h) of Condition 13 (Events of Default), all amounts payable to any Hedge Counterparty pursuant to Section 5.01(a)(iii) shall be paid in Cash or, to the extent any Hedge Counterparty consents, other than in Cash, before any further payment or distribution is made on account of the Hedge Counterparty Subordinate Interests.

ARTICLE VIII

HEDGE AGREEMENTS, INITIAL HEDGE AGREEMENT

Section 8.01.                             Hedge Agreement Provisions.

(a)                                  The Issuer may from time to time enter into one or more Hedge Agreements (other than the Initial Hedge Agreement, but including Hedge Agreements offsetting other Hedge Agreements previously entered into), with respect to which Rating Agency Confirmation from each Rating Agency shall have been obtained. The Issuer (or the Collateral Advisor on behalf of the Issuer) may, from time to time, enter into, subject to the remainder of this Section 8.01, one or more replacement Hedge Agreements in the event that any Hedge Agreement is terminated prior to its scheduled expiration, and the Trustee may release funds in the Collection Account in accordance with the Priority of Payments for such purpose; provided, however, that such released funds shall not exceed the amount of any termination payment received in respect of a terminated Hedge Agreement; and provided, further, that Rating Agency Confirmation shall have been received. The notional amounts of the Hedge Agreements may be reduced from time to time by the Issuer; provided that Rating Agency Confirmation shall have been received. The Collateral Advisor shall not cause the occurrence of a Notional Balance Reduction (as defined in the Hedge Agreements) unless a Rating Agency Confirmation shall have been received. At least five (5) Business Days before the effective date of any amendment to a Hedge Agreement, the Issuer (or the Collateral Advisor on behalf of the Issuer) shall provide each Rating Agency with a copy of such amendment. The Issuer shall obtain Rating Agency Confirmation from Fitch, S&P and Moody’s prior to entering into any such amendment.

(b)                                 In the event of any early termination of a Hedge Agreement with respect to which the Hedge Counterparty is the sole Defaulting Party or Affected Party (as defined in the Hedge Agreements), (i) any termination payment paid by the Hedge Counterparty to the Issuer will be deposited in a single, segregated account held in the United States in the name of the Trustee (the “Hedge Termination Receipts Account”) for and on behalf of the Secured Parties (other than the Hedge

Counterparty) under this Agreement and (ii) any Hedge Replacement Proceeds received from a replacement counterparty will be deposited in a single, segregated account held in the United States in the name of the Trustee (the “Hedge Replacement Account”) for the benefit of the Hedge Counterparty under the terminated Hedge Agreement.

(c)                                  The Collateral Advisor will use its best efforts to cause the Issuer, promptly following the early termination of a Hedge Agreement (other than on a Redemption Date) and to the extent possible through application of funds available in the Hedge Termination Receipts Account and the Hedge Replacement Account, to enter into a replacement hedge agreement (a “Replacement Hedge”); provided that Rating Agency Confirmation has been received.

(i)                                          If (A) the funds available in the Hedge Termination Receipts Account exceed the costs of entering into a Replacement Hedge, (B) the Collateral Advisor determines not to replace the terminated Hedge Agreement and Rating Agency Confirmation is received or (C) the termination is occurring on a Redemption Date, then amounts in the Hedge Termination Receipts Account (after providing for the costs of entering into a Replacement Hedge, if any) shall become part of Collateral Principal Collections and be distributed in accordance with the Priority of Payments on the next following Payment Date (or on such Redemption Date, in the event that the Notes are optionally redeemed thereon).

(ii)                                       If the termination of the applicable Hedge Agreement occurred as a result of a credit rating failure described in Section 8.01(f) in respect of such Hedge Counterparty and a Hedge Shortfall Amount exists, the Trustee shall demand that the applicable Hedge Counterparty pay to the Issuer such Hedge Shortfall Amount, and upon receipt such payment shall become part of Collateral Principal Collections. If the termination of the applicable Hedge Agreement occurred for any other reason, the Hedge Shortfall Amount shall become part of the Hedge Payment Amount to be paid in accordance with the Priority of Payments on the next following Payment Date (or on such Redemption Date, in the event that the Notes are optionally redeemed thereon).

(d)                                 The amounts in the Hedge Replacement Account will be applied directly to the payment of Defaulted Hedge Termination Payments, if any, payable by the Issuer to the Hedge Counterparty. To the extent not fully paid from Hedge Replacement Proceeds, a Defaulted Hedge Termination Payment shall be payable to the Hedge Counterparty on the next Payment Date in accordance with the Priority of Payments. To the extent that the funds available in the Hedge Replacement Account exceed any such Defaulted Hedge Termination Payments (or if there are no Defaulted Hedge Termination Payments), the amounts in the Hedge Replacement Account shall become part of Collateral Principal Collections and shall be transferred to the Note Payment Account and distributed in accordance with the Priority of Payments on the following Payment Date.

(e)                                  The Trustee shall, upon receiving written notice from the Collateral Advisor of the exposure calculated under the Credit Support Annex (as defined below) to the Hedge Agreement, make a demand to the Hedge Counterparty and its credit support provider, if applicable, for securities having a value under such Credit Support Annex equal to the required credit support amount.

If at any time (A) the short-term rating of the Hedge Counterparty from Moody’s is lower than “P-1” or is “P-1” and has been placed on and is remaining on credit watch with negative implications by Moody’s or the long-term rating of the Hedge Counterparty from Moody’s is lower than “A1” or is “Al” and has been placed on and is remaining on credit watch with negative implications by Moody’s or, if no short-term rating is available, the long-term rating of the Hedge Counterparty from Moody’s is withdrawn, suspended or downgraded below “Aa3” or is “Aa3” and has been placed on and is remaining on credit watch with negative implications by Moody’s, or the short-term rating of the Hedge

Counterparty from Fitch is lower than “F-1” or the long-term rating of the Hedge Counterparty or its guarantor from Fitch is lower than “A” or (B) the short-term rating of the Hedge Counterparty or its guarantor from S&P is lower than “A-1” or, if the Hedge Counterparty or its guarantor does not have a short-term rating from S&P, the long-term rating of such the Hedge Counterparty or its guarantor is lower than “A+” or is “A+” but has been placed on and is remaining on credit watch with negative implications by S&P (each, a “Collateralization Event”), the Issuer and the Hedge Counterparty shall amend the Hedge Agreement, solely at the expense of the Hedge Counterparty, by incorporating provisions in the form of the ISDA Credit Support Annex attached as an annex to the Hedge Agreement (the “Credit Support Annex”) which shall require that the Hedge Counterparty deliver collateral sufficient to maintain the then current rating of each Class of Notes provided that if the Hedge Counterparty has not within 30 days following a Collateralization Event incorporated the Credit Support Annex and provided sufficient collateral, a Substitution Event (as defined below) shall be deemed to have occurred and the Hedge Counterparty shall be required to take the remedial action specified thereunder. In the event that (i) so long as any Notes are Outstanding and rated by S&P, the long-term rating of the Hedge Counterparty from S&P is withdrawn, suspended or downgraded below “BBB-” or, if no long-term rating is available, the short-term rating of the Hedge Counterparty from S&P is withdrawn, suspended or downgraded below “A-3”, (ii) so long as any Notes are Outstanding and rated by Fitch, the short-term rating of the Hedge Counterparty from Fitch is withdrawn, suspended or downgraded below “F-2” or, if no short-term rating is available, the long-term rating of the Hedge Counterparty or its guarantor from Fitch is withdrawn, suspended or downgraded below “BBB+” or (iii) the short-term rating of the Hedge Counterparty from Moody’s is “P-2” or lower or the long-term rating of the Hedge Counterparty from Moody’s is “A3” or lower or, if no short-term rating is available, the long-term rating of the Hedge Counterparty from Moody’s is “A2” or lower (each, a “Substitution Event”), the Hedge Counterparty will be required, within thirty (30) days following such Substitution Event (in the case of a Substitution Event referred to in subparagraph (iii) of the definition thereof above) or within 7 days following such Substitution Event (in the case of a Substitution Event referred to in subparagraph (i) of the definition thereof above), to assign its rights and obligations under the Hedge Agreement at no cost to the Issuer to a party (the “Substitute Party”) selected by the Hedge Counterparty that satisfies the Hedge Counterparty Ratings Requirement and with respect to which each Rating Agency has confirmed in writing that its then-current ratings on any Class of Notes rated by such Rating Agency will not be adversely affected; provided that such right shall be subject to the assumption by the Substitute Party of all of the Hedge Counterparty’s obligations under the Hedge Agreement pursuant to an agreement satisfactory to the Issuer. If the Hedge Counterparty fails to assign its rights and obligations under the Hedge Agreement to a Substitute Party within thirty (30) days following such Substitution Event, (in the case of a Substitution Event referred to in subparagraph (iii) of the definition thereof above) or within 7 days following such Substitution Event (in the case of a Substitution Event referred to in subparagraph (i) of the definition thereof above); the Hedge Counterparty shall, while it continues in good faith to search for an eligible Substitute Party, post and maintain, or continue to maintain, as the case may be, Eligible Collateral in accordance with the Credit Support Annex and it shall become an Additional Termination Event pursuant to the Initial Hedge Agreement. Any costs attributable to pledging and assigning any collateral and finding a suitable Substitute Party shall be borne solely by the Hedge Counterparty and nothing in this paragraph shall relieve the Hedge Counterparty from its obligations to assign its rights and obligations under the Hedge Agreement to a Substitute Party in accordance herewith or the terms of the Hedge Agreement.

(f)                                    The Issuer (or the Collateral Advisor on behalf of the Issuer) shall enter into Hedge Agreements solely for the purpose of managing interest rate and other risks in connection with the Issuer’s issuance of, and payments on, the Notes and the Issuer’s ownership and disposition of the Collateral Debt Securities.

(g)                                 The amounts payable to the Hedge Counterparties shall be limited to the amounts payable under the Priority of Payments and the claims of each Hedge Counterparty (if there is more than one) shall rank equally.

(h)                                 The Collateral Advisor and the Rating Agencies shall be notified by the Issuer of any amendments to and modifications of the Hedge Agreements.

(i)                                     Each Hedge Agreement will provide with respect to the Issuer for provisions substantially similar to Sections 11.06 and 11.15.

Section 8.02.                             Initial Hedge Agreement. On or prior to the Closing Date, the Issuer shall enter into an interest rate hedge agreement (the “Initial Hedge Agreement”), dated as of the Closing Date, with the Initial Hedge Counterparty. Under the Initial Hedge Agreement, on each Payment Date, the Issuer will pay an amount equal to the Issuer Initial Hedge Payment Amount and the Initial Hedge Counterparty will pay an amount equal to the Initial Hedge Counterparty Payment Amount. Upon receipt of each Initial Hedge Counterparty Payment Amount, such Initial Hedge Counterparty Payment Amount shall be deposited in the Collection Account.

Section 8.03.                             Acknowledgement of Custodian. Subject to a mutual agreement with respect to a custodial arrangement, LaSalle Bank National Association will act as the custodian of the Issuer under the Initial Hedge Agreement and will comply with the Issuer’s instructions with respect to any collateral posted pursuant to such Initial Hedge Agreement.

ARTICLE IX

THE TRUSTEE AND ACCOUNTHOLDER

Section 9.01.                             Appointment and Powers. Subject to the terms and conditions hereof, the Issuer hereby appoints LaSalle as the Accountholder and LaSalle hereby accepts such appointment and agrees to act as Accountholder for and on behalf of the Secured Parties to maintain custody and possession of the Collateral and to perform the other duties of the Accountholder in accordance with the provisions of this Agreement. The Trustee hereby authorizes (and the other Secured Parties shall be deemed to have authorized) the Accountholder to take such action on its behalf and to exercise such rights, remedies, powers and privileges hereunder as are specifically authorized to be exercised by the Accountholder by the terms hereof, together with such rights, remedies, powers and privileges as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained in this Agreement, if an Event of Default has occurred and is continuing, the Accountholder shall act upon and in compliance with written instructions of the Trustee delivered pursuant to and in accordance with this Agreement with respect to any and all matters upon which the Trustee is permitted to act pursuant to this Agreement or the Trust Deed and any such action taken by the Accountholder in compliance with any such instruction shall be binding upon all of the Secured Parties.

Section 9.02.                             Performance of Duties.

(a)                                  The Trustee and the Accountholder, as applicable, may perform any of its duties hereunder directly or by or through agents or employees and shall be entitled to consult with counsel and to act in reliance upon the advice of such counsel concerning matters pertaining to the agencies created hereby and its duties hereunder, and shall not be liable for any action taken or omitted to be taken by it in good faith and in reasonable reliance upon and in accordance with the advice of counsel selected by it. The Trustee and the Accountholder, as applicable, each undertakes to perform only such duties as are expressly set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Trustee or the Accountholder. No provision hereof shall be construed to relieve the Accountholder from liability to the Trustee or the Issuer, or the Trustee from liability to the Accountholder or the Issuer, in each case, for its own gross negligence, bad faith or willful misconduct; provided that (i) the Trustee or the Accountholder shall not be liable with respect to any action taken, suffered or omitted by it in good faith (A) reasonably believed by it to be authorized or within the discretion or rights or powers conferred on it by this Agreement or (B) in accordance with any written direction or request of the Issuer or the Collateral Advisor (prior to the occurrence of an Event of Default) or the Trustee or Accountholder, as applicable, (other than those that require the consent of other parties and such consent has been withheld), unless in either case the Accountholder or the Trustee, as the case may be, was grossly negligent, acted in bad faith or committed willful misconduct in ascertaining the pertinent facts or was grossly negligent, acted in bad faith or committed willful misconduct in determining the requirements imposed by this Agreement or such written direction or request; and (ii) neither the Trustee nor the Accountholder shall be liable for any error of judgment made in good faith by any of its officers or employees, unless the Trustee or the Accountholder, as the case may be, was grossly negligent, acted in bad faith or committed willful misconduct in ascertaining the pertinent facts or in determining the requirements imposed by this Agreement. Whenever in this Agreement it is provided that the absence of the occurrence and continuation of an Event of Default is a condition precedent to the taking of any action by the Trustee or the Accountholder at the request of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s right to make such request or direction, the Trustee or the Accountholder, as the case may be. shall not be liable for acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuance of such Event of Default.

(b)                                 Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Accountholder be liable under or in connection with this Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including, but not limited to, lost profits, even if the Trustee or the Accountholder, as the case may be, has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(c)                                  In respect of the Collateral credited to and deposited in an account with respect to which the Trustee acts as Accountholder, the Trustee shall act in accordance with the terms of this Agreement.

(d)                                 The Accountholder shall not be required to take notice or be deemed to have notice or knowledge of any Potential Event of Default or Event of Default under the Transaction Documents unless an Authorized Officer of the Accountholder shall have received written notice thereof. In the absence of receipt of such notice, the Accountholder may conclusively assume that there is no default or event of default under the Transaction Documents.

Section 9.03.                          Reliance Upon Documents.

(a)                                  In the absence of bad faith on its part, the Trustee or the Accountholder, as applicable, (i) may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any note, notice, resolution, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document or instrument reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, (ii) shall not be obligated to make any investigation into facts or matters stated in any such document or instrument and (iii) shall have no liability in acting, or in omitting to act, where such action or omission to act is in reliance upon any statement or opinion contained in any such document or instrument. Neither the Trustee nor the Accountholder assumes responsibility for the correctness of the recitals to this Agreement or for the validity, effectiveness, value, sufficiency or enforceability of this Agreement against the other parties hereto, of the other Transaction Documents against the parties thereto or of the other Collateral (or any part thereof) against any parties thereto. Neither the Trustee nor the Accountholder shall have responsibility for maintaining the value of the Collateral or ensuring that any Collateral is properly delivered to it; provided that the Accountholder shall be responsible for holding the Collateral in accordance with the provisions hereof. The Issuer shall take or cause to be taken all action specified in Annex A hereto or recommended pursuant to any Opinion of Counsel received by the Issuer pursuant to Section 10.02 as may be necessary or appropriate to perfect and protect the security interests Granted hereby. In the event that any item of Collateral is not of the type specified in Annex A hereto, then the Issuer shall take such actions as are necessary to cause such item of Collateral to be subject to a valid perfected security interest in accordance with Section 2.01.

(b)                                 Notwithstanding any provision to the contrary contained in Article V, in performing its obligations to transfer amounts and make payments to any Person in accordance with Article V, the Accountholder and the Trustee is entitled to rely upon the information furnished to it by the Issuer (or the Collateral Advisor on behalf of the Issuer) pursuant to Article IV. If the Trustee or the Accountholder has been given notice that a transfer or payment by the Trustee or the Accountholder, as applicable, under Article V is required to be made on a specified date and on such specified date the Trustee or Accountholder, as the case may be, shall not have received all information necessary for the making of such transfer or payment, then the Trustee or the Accountholder, as the case may be, shall promptly give notice to the Issuer, the Collateral Advisor and the Administrator, specifying, to the extent reasonably within the knowledge of the Trustee or the Accountholder, such absence of information or any inability to confirm information necessary for the making of such transfer or payment. In the absence of information required to be furnished by the Issuer under Article IV, the Trustee or the Accountholder shall act in accordance with written instructions furnished to the Trustee or the Accountholder, as applicable, by the Issuer. If the Trustee or the Accountholder, as applicable, has been given notice that a transfer or payment by the Trustee or the Accountholder under Article V is required to be made on a specified date and on such specified date any information necessary for the making of such transfer or payment is not furnished by the Issuer and instructions necessary for the making of such transfer or payment are not received from the Issuer in sufficient time to effect such transfer or payment, then upon notice by the Trustee or the Accountholder to the Issuer, the Trustee’s or the Accountholder’s obligations with respect to such transfer or payment shall be suspended and the Trustee or the Accountholder, as applicable, shall not be liable for the failure to make such transfer or payment. Notwithstanding the foregoing, the Trustee or the Accountholder may carry out transfers and payments of amounts specified in Article V without specific instructions from the Collateral Advisor or the Issuer if the Trustee or the Accountholder has actual knowledge of the information required for the making of such transfer and payments. For the avoidance of doubt, the parties hereto confirm that the Trustee and the Accountholder shall be entitled to indemnification pursuant to Section 9.06 with respect to any actions taken by it pursuant to the preceding sentence.

Section 9.04.                             [Intentionally Omitted].

Section 9.05.                             [Intentionally Omitted].

Section 9.06.                             Indemnification. The Issuer shall indemnify, defend and hold the Trustee and its directors, officers, employees and agents (collectively with the Trustee, the “Indemnitees”) harmless from and against every loss, liability or expense, including, without limitation, damages, fines, suits, actions, demands, penalties, costs, out-of-pocket or incidental expenses, legal fees and expenses, the allocated costs and expenses of in-house counsel and legal staff and the costs and expenses of defending or preparing to defend against any claim (collectively, “Losses”), that may be imposed on, incurred by, or asserted against, any Indemnitee for or in respect of the Trustee’s (a) execution and delivery of this Agreement, (b) compliance or attempted compliance with or reliance upon any instruction or other direction upon which the Trustee is authorized to rely pursuant to the terms of this Agreement and (c) performance under this Agreement, except in the case of such performance only and with respect to any Indemnitee to the extent that the Loss resulted from such Indemnitee’s gross negligence, willful misconduct, bad faith or default. The obligation of the Issuer under this Section 9.06 shall be subject to the Priority of Payments and shall survive the termination of this Agreement and the resignation or removal of the Trustee and the Accountholder. The Issuer agrees that the Trustee or the Accountholder, as applicable, shall not be liable as a result of the Trustee’s or the Accountholder’s following, in good faith and in accordance with this Agreement, the written instructions given to it by the Issuer or the Collateral Advisor, as applicable. None of the Secured Parties shall have any liability under this Section 9.06.

In the absence of a written request from the Issuer to return unclaimed funds to the Issuer, the Trustee shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee, in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee pursuant to this Section 9.06 shall be held uninvested and without any liability for interest.

Section 9.07.           Compensation and Reimbursement. The Issuer agrees (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder and (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of, or carrying out its duties and obligations under, this Agreement (including reasonable compensation and fees and the expenses and disbursements of its agents, any Independent certified public accountants and Independent counsel), except any expense, disbursement or advance as may be attributable to gross negligence, bad faith or willful misconduct on the part of the Trustee. The compensation and reimbursement to the Trustee under this Section 9.07 shall be an Administrative Expense and the obligation of each of the Co-Issuers under this Section 9.07 shall survive the termination of this Agreement and the resignation or removal of the Trustee pursuant to the Trust Deed. None of the Hedge Counterparties, the Principal Paying Agent, the other Paying Agents, the Trustee, the Initial Purchasers, the Placement Agent, the Collateral Advisor and the Noteholders shall have any liability under this Section 9.07.

Section 9.08.          [Intentionally Omitted].

Section 9.09.          Accounts. Notwithstanding anything else contained herein, the Trustee agrees that with respect to each of the Accounts constituting: (a) a Securities Account, it will cause the Accountholder to enter into an agreement whereby the Accountholder agrees that it will (i) comply with Entitlement Orders (i.e., orders directing the transfer or redemption of any Financial Assets credited to such Accounts) relating to such Account issued by the Trustee without further consent by the Issuer; (ii) credit all Collateral to the applicable Account; (iii) treat each item of property credited to such Account as a Financial Asset; (iv) not enter into any agreement with any other Person relating to any Account pursuant to orders made by such Person; (v) not accept for credit to any Account any Collateral which is registered in the name of, or payable to, any Person other than the Accountholder unless it has been endorsed to it as Accountholder or is endorsed in blank and (vi) the Accountholder has agreed that it will waive any right of set-off unrelated to its fees for such account; and (b) a Deposit Account (if any), it will cause the Accountholder to enter into an agreement with the depository bank that will provide that (i) the Accountholder is the customer with respect to such Deposit Account; (ii) the Deposit Account is not in the name of any person other than the Accountholder and (iii) the Accountholder has not consented to the depository bank complying with instructions from any person other than the Accountholder.

Section 9.10.          Waiver of Setoffs. The Trustee hereby expressly waives any and all rights of setoff that the Trustee may otherwise at any time have under applicable law with respect to any Account and agrees that amounts in the Collateral Account, the Collection Account, the Hedge Termination

Receipt Account or the Hedge Replacement Account and the amounts withdrawn under the Initial Hedge Agreement shall at all times be held and applied in accordance with the provisions of Article V or otherwise as expressly contemplated by this Agreement and the Account Control Agreement.

Section 9.11.           Provision of Information. Upon written request by the Independent certified public accountants, the Trustee shall provide to such Independent certified public accountants such information contained in the Note Register as is requested by them.

ARTICLE X

COVENANTS OF THE ISSUER

Section 10.01.      Preservation of Collateral.

(a)           The Issuer or the Collateral Advisor, on behalf of the Issuer, shall, at its own expense, take, or cause to be taken, such action as is necessary and proper with respect to the Collateral in order to preserve, maintain and service such Collateral and to cause (subject to the rights of the Trustee) (i) the Accountholder to perform its obligations with respect to such Collateral as provided in the Account Control Agreement and (ii) the Trustee to perform its obligations herein. The Issuer will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered such instruments of transfer, or take such other steps or actions as may be necessary, to perfect the security interests Granted hereunder in the Collateral, to ensure that such security interests rank prior to all other Liens and to preserve the priority of such security interests and the validity and enforceability thereof. Upon any delivery or substitution of Collateral, the Issuer shall be obligated to create for the benefit of the Trustee a valid Lien on, and valid and perfected security interest in, the Collateral so delivered in favor of the Trustee and to deliver or transfer Control of such Collateral to the Trustee, free and clear of any other Lien, together with satisfactory assurances thereof, and to pay any reasonable costs incurred by the Trustee, the Accountholder, the Issuer (including its agents) or otherwise in connection with such delivery.

(b)           The Issuer shall defend the Collateral against all claims of any kind or nature of all Persons at any time claiming the same or any interest therein adverse to the interests of the Trustee, and the Issuer shall not cause, permit or suffer to exist any Lien upon the Collateral other than the Liens Granted hereby.

(c)           The Trustee shall have the right to enforce all rights of the Issuer under the Collateral Advisory Agreement, the Collateral Administration Agreement, the Initial Hedge Agreement and other Hedge Agreements (other than the Initial Hedge Agreement), if any.

Section 10.02.      Opinions as to Collateral. On each anniversary of the Closing Date, the Issuer shall furnish (at the expense of the Issuer) to the Trustee, each Rating Agency and the Collateral Advisor an Opinion of Counsel stating that either (a) in the opinion of such counsel, such actions have been taken as are necessary to perfect the Lien and security interest of the Trustee, for and on behalf of the Secured Parties, with respect to the Collateral including, without limitation, actions with respect to the recording, filing, rerecording and refiling of this Agreement, any supplements and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements and reciting the details of such action or (b) in the opinion of such counsel, no such action is necessary to maintain such perfected Lien and security interest. Any Opinion of Counsel shall describe each action that will, in the opinion of such counsel, be required to perfect the Lien and security interest of the Trustee, with respect to the Collateral, specified in such Opinion of Counsel. Such Opinion of Counsel shall state the procedures with respect to the delivery of Collateral which are sufficient for the creation and maintenance of a perfected, first priority security interest therein in favor of the Trustee and specifying any additional procedures as shall, in the opinion of such counsel, be necessary or appropriate for such creation and maintenance.

Section 10.03.        Non-Interference; etc. The Issuer shall not (a) waive, amend, modify or alter any of its rights or obligations under the Collateral Advisory Agreement or any Hedge Agreement without the prior written consent of the Trustee, acting at the direction of a majority of the Holders of the Notes, and unless Rating Agency Confirmation from S&P has been received; (b) fail to pay any tax, assessment, charge or fee levied or assessed against the Collateral, or to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the Issuer’s right, title or interest in and to the Collateral or the Trustee’s Lien on, and security interest in, the Collateral; (c) except as provided in clause (d) below, directly or indirectly avail itself of any right, benefit, power, authority or remedy conferred on it pursuant to the provisions of any Transaction Document, whether through action or inaction, except as may be expressly directed from time to time by the Trustee or (d) take any action, or fail to take any action, if such action or failure to take action will interfere with the enforcement of any rights under the Collateral Advisory Agreement and each Hedge Agreement.

ARTICLE XI

MISCELLANEOUS

Section 11.01.       Amendments.

(a)           Subject to Section 4.12 and Clause 7.3 of the Trust Deed, this Agreement may be amended, changed, modified or altered only by written instrument or written instruments signed by the Trustee, the Accountholder and the Issuer and upon receipt of Rating Agency Confirmation; provided that to the extent that such amendment, change, modification or alteration of this Agreement would have a material adverse effect (as evidenced by an Opinion of Counsel) on the obligations of the Collateral Advisor, the Issuer shall not consent to any such amendment, change, modification or alteration of this Agreement without the approval of the Collateral Advisor; provided, further, that subject to the terms hereof, the consent of the Trustee and the Accountholder shall not be unreasonably withheld or delayed by any such Person with respect to any amendment which does not adversely affect such Person (or, in the case of the Trustee, the Noteholders); provided, further, that to the extent that such amendment, change, modification or alteration of this Agreement would have a material adverse effect on the rights of any Hedge Counterparty to payments under the Priority of Payments, no such amendment, change, modification or alteration to this Agreement shall become effective without the prior written consent of such Hedge Counterparty.

In executing or accepting any amendment, change, modification or alteration of this Agreement as permitted by this Article XI, the Trustee shall be entitled to receive, and (subject to Clause 11.4 of the Trust Deed) shall be fully protected in relying in good faith upon, an Opinion of Counsel stating that the execution or acceptance of such amendment, change, modification or alteration is authorized or permitted by this Agreement and that all conditions precedent thereto have been complied with. The Trustee may, but shall not be obligated to, enter into or accept any such amendment, change, modification or alteration which affects the Trustee’s own rights, duties or indemnities under this Agreement or otherwise.

(b)           This Agreement (including, without limitation, Annex A hereto) may otherwise be amended by the Issuer, with notice to the Rating Agencies and upon receipt of Rating Agency Confirmation from S&P, any other party hereto and each Hedge Counterparty (except as may be specifically provided herein) (i) in order to further effectuate the Grant of or further perfect any Lien or security interest of the Trustee in any item of Collateral, any such amendment that becomes effective as of a specified date after the Closing Date to be accompanied by an Opinion of Counsel to the Issuer and a copy of such amendment and the related Opinion of Counsel shall be provided to the Trustee, (ii) to amend the terms herein for the purpose of facilitating compliance by the Issuer with any more favorable exemption from registration under the Securities Act or the Investment Company Act, or to ensure the Issuer’s exemption thereunder, (iii) upon receipt of Rating Agency Confirmation from Moody’s and S&P, to effect the appointment of a successor Trustee, (iv) upon receipt of Rating Agency Confirmation from Moody’s and S&P, to take any action necessary or advisable to prevent the Issuer, the Accountholder, any Paying Agent or the Trustee from being subject to withholding or other taxes, fees or assessments or to prevent the Issuer from being treated as engaged in a United States trade or business or otherwise being subjected to United States federal, state or local income tax on a net income tax basis, (v) to correct or amplify the description of any property at any time subject to the Grant and Lien of this Agreement, or to better assure, convey and confirm unto the Trustee any property subject to the Grant and Lien of this Agreement, (vi) upon receipt of Rating Agency Confirmation from Moody’s and S&P, to cure ambiguity or correct or supplement any provision contained in this Agreement which may be defective or inconsistent with any other provision contained in this Agreement or make any modification that is of a formal, minor or technical nature or which is made to correct a manifest error, (vii) upon receipt of Rating Agency Confirmation from Moody’s and S&P, to correct, modify or supplement any provision which is inconsistent with the Final Offering Circular; provided that any such correction, modification or supplement made pursuant to this clause (vii) shall be consistent with the Final Offering Circular and (viii) to make any change required by the Irish Stock Exchange (so long as any of the Notes are listed thereon) in order to permit or maintain the listing of the Notes thereon.

(c)             The Issuer shall cause the Administrator to give prior notice to each Hedge Counterparty, the Collateral Advisor, the Principal Paying Agent, the Trustee, the Accountholder and each Rating Agency of any amendment, change, modification or alteration of this Agreement and provide copies of such amendment, change, modification or alteration to the Trustee and each Rating Agency.

Section 11.02.       Notices.

(a)           All notices, certificates, directions, reports or other communications hereunder shall be sufficiently given and shall be deemed given when delivered in writing, either via facsimile or first class mail postage prepaid addressed to the appropriate Notice Address. Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices, certificates, directions, reports or other communications shall be sent.

(b)           For so long as any of the Securities are listed on the Irish Stock Exchange and the rules of the Irish Stock Exchange so require, notices to the Holders of such Securities (excluding the Note Reports) shall also be published in the Irish Stock Exchange’s Daily Official List at the expense of the Issuer.

(c)           Upon receipt of notice of an Event of Default and acceleration of indebtedness from the Trustee, the Accountholder shall have the right, at the direction of the Trustee, to exercise any and all rights and remedies (i) granted to a secured party by the NY UCC or otherwise allowed by applicable law and (ii) otherwise provided by this Agreement. Upon receipt of notice of an Event of Default from the Trustee, the Accountholder shall give prompt notice thereof to the Issuer and the Collateral Advisor.

Section 11.03.        Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any right, power, privilege or remedy pursued by the Trustee hereunder is unavailable or unenforceable shall not affect in any way the ability of the Trustee to pursue any other right, power, privilege or remedy available to it.

Section 11.04.         Term of This Agreement. This Agreement shall take effect on the Closing Date and shall continue in effect until the Final Termination Date. On the Final Termination Date, this Agreement shall terminate, all obligations of the parties hereunder shall cease and terminate and the Collateral, if any, held hereunder and not to be used or applied in discharge of any obligations of the Issuer in respect of the obligations of the Issuer in respect of the Notes or otherwise under this Agreement shall be released to and in favor of the Issuer; provided that the provisions of Sections 9.06, 9.07, 11.06, 11.07, 11.09 and 11.15 shall survive any termination of this Agreement and the release of the Collateral upon such termination. Notwithstanding the foregoing, if (a) after the termination of this Agreement or (b) at any time or times subsequent to the payment of all or any part of the obligations of the Issuer in respect of the Notes, the Trustee shall be required to repay any amounts previously paid by or on behalf of the Issuer in reduction thereof by virtue of an order of any court having jurisdiction in the premises, including, without limitation, as a result of an adjudication that such amounts constituted preferential payments or fraudulent conveyances, then this Agreement and the obligations of the Issuer hereunder shall be reinstated and the Issuer unconditionally agrees to pay to the Accountholder upon demand by the Trustee or the Accountholder a sum in cash equal to the amount of any such repayment, together with interest on such amount from the date of such repayment by the Trustee to the date of payment to the Trustee. In all instances, the Accountholder shall pay any amount received by it as aforesaid to the Trustee, subject to the Priority of Payments.

Section 11.05.         Assignments. This Agreement shall be a continuing obligation of the Issuer and shall (a) be binding upon the Issuer and its successors, transferees and assigns and (b) inure to the benefit of and be enforceable by the Trustee, the Collateral Advisor, and the Accountholder, and by their respective successors, transferees and assigns. Except as contemplated or provided herein, the Issuer may not assign this Agreement, or delegate any of its duties hereunder, without the prior written consent of the Trustee, and Rating Agency Confirmation from S&P, and any such attempted assignment shall be null and void. Subject to any restrictions on transfer or assignment in any Transaction Document, nothing contained herein shall restrict the Trustee from assigning to any Person any or all of its rights under this Agreement or with respect to any real or personal property or other interests pledged to the Trustee, or in which the Trustee has a Lien or security interest, in connection with the transactions contemplated hereby.

Section 11.06.         Non-Petition Agreement. Each of the parties hereto covenants and agrees that, so long as any Note is outstanding and for a period of one (1) year plus one (1) day (or, if longer, the applicable preference period then in effect) after payment in full of all amounts payable under or in respect of the Transaction Documents, it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any federal or state bankruptcy, insolvency or similar law. Nothing in this Section 11.06 shall preclude, or be deemed to estop, any of the parties hereto (a) from taking any action prior to the expiration of the aforementioned one (1) year plus one (1) day period (or, if longer, the applicable preference period then in effect) in (i) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (ii) any involuntary insolvency proceeding filed or commenced by a Person other than any of the parties hereto, or (b) from commencing against the Issuer or the Co-Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding

Section 11.07.         Trial by Jury Waived. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY

IN RESPECT OF ANY PROCEEDING ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THIS WAIVER.

Section 11.08.        Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

Section 11.09.        Consents to Jurisdiction. Each of the parties hereto irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York, any court in the State of New York located in the borough of Manhattan in the city and county of New York, and any appellate court from any thereof, in any Proceeding brought against it and related to or in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereunder or thereunder or for recognition or enforcement of any judgment and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such Proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. To the extent permitted by applicable law, each of the parties hereto hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such Proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or any of the other Transaction Documents or the subject matter hereof may not be litigated in or by such courts.

Section 11.10.        Service of Process. The Issuer hereby agrees that service of process on the Issuer in any such Proceeding brought in the State of New York may be made upon CT Corporation System (the “Process Agent”) at its offices at 111 Eighth Avenue, 13th Floor, New York, New York 10011 (or such other address as may be specified by the Process Agent from time to time) and the Issuer hereby irrevocably appoints the Process Agent as its authorized agent to accept such service of process and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or any judgment rendered in any Proceeding based thereon. The Issuer hereby agrees that any such service (a) shall be deemed in every respect effective service of process upon it in any such Proceeding and (b) shall, to the fullest extent enforceable by applicable law, be taken and held to be valid personal service upon and personal delivery to it.

Section 11.11.         Time of Essence. All parties hereto agree that time shall be of the essence in respect of the performance by the Issuer and the Trustee of their respective obligations hereunder.

Section 11.12.         Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto, each of which shall be an original, and all such counterparts shall constitute one and the same instrument.

Section 11.13.           Integration. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Section 11.14.           Headings. The headings of Articles, Sections and subsections herein are for convenience of reference only and shall not affect the interpretation hereof.

Section 11.15.         Limited Recourse. Notwithstanding any provisions of this Agreement to the contrary, the payment obligations of the Issuer set forth under this Agreement shall be non-recourse obligations of the Issuer and shall be payable only from the Collateral or the proceeds thereof, whether held by the Trustee or any other Person on behalf of the Issuer. No recourse shall be had for the payment of any amount owing in respect of the Notes appertaining thereto against any officer, director, employee, stockholder, director or incorporator of the Co-Issuers, or of any Affiliate of the Co-Issuers, the Trustee, the Collateral Agent, the Accountholder or any Affiliate of any of the foregoing, in their respective capacities as such, or successors or assigns of any of them for any amounts payable under the Notes or this Agreement. Upon the exhaustion of the Collateral, all further liability of the Co-Issuers shall be extinguished and no further claims shall be made against the Co-Issuers in respect thereof.

Section 11.16.         Payments in Accordance with the Priority of Payments. Notwithstanding any provision herein to the contrary, the payment of all principal, interest, fees, expenses, indemnities or other amounts payable by or on behalf of the Issuer under this Agreement shall be made in accordance with the Priority of Payments, Section 11.15 and the subordination provisions set forth in this Agreement. In the event that the Issuer fails to pay any amount on the date when due under this Agreement solely by reason of the limitation on the payment of certain expenses set forth under the Priority of Payments under Section 5.01, the Issuer shall not be deemed to have failed to pay such amount (and a default shall not have occurred as the result thereof) for purposes of this Agreement unless it fails to pay such amount on the date (inclusive of any grace periods) on which it is permitted to be paid under the Priority of Payments.

Section 11.17.         Trustee and Its Affiliates. LaSalle Bank National Association and any of its Affiliates providing services in connection with the transactions contemplated in the Transaction Documents shall have only the duties and responsibilities expressly provided in each capacity and shall not, by virtue of its or any of its Affiliates acting in any other capacity, be deemed to have duties or responsibilities or be deemed to be held to a standard of care other than as expressly provided with respect to each such capacity. LaSalle Bank National Association (or its Affiliates) in its and their various capacities in connection with the transactions contemplated in the Transaction Documents, including as Trustee, may enter into business transactions, including the acquisition of investment securities as contemplated by the Transaction Documents, from which it and/or such Affiliates may derive revenues and profits in addition to the fees stated in the various Transaction Documents, without any duty to account therefor.

Section 11.18.         Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due under this Agreement in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange to be used in effecting such conversion shall be that at which, in accordance with normal banking procedures, the party seeking such judgment could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is given. To the fullest extent permitted by applicable law, the obligations of a party in respect of any such amount due in the Original Currency under this Agreement to another party (the “Recipient”) shall, notwithstanding any judgment in Other Currency, be discharged only to the extent that on the Business Day following receipt by the Recipient of any sum adjudged to be so due in the Other Currency the Recipient may in accordance with normal banking procedures purchase the Original Currency with the Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Recipient in the Original Currency, the party obligated to make such payment agrees, as a separate obligation and notwithstanding any such judgment, to pay to the Recipient the amount of such loss.

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IN WITNESS WHEREOF, the Issuer and the Trustee have duly executed this Agreement as of the date first set forth above.

ISSUER:	N-STAR REAL ESTATE CDO II LTD.
Executed as a Deed

	By:	/s/ Derrie Boggess
Name: Derrie Boggess
Title: Director

TRUSTEE:	LASALLE BANK NATIONAL ASSOCIATION

	By:	/s/ Koren Sumser
Name: Koren Sumser
Title: First Vice President

ACCOUNTHOLDER:	LASALLE BANK NATIONAL ASSOCIATION

	By:	/s/ Koren Sumser
Name: Koren Sumser
Title: First Vice President